As filed with the Securities and Exchange Commission on June 28, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HECKMANN CORPORATION

(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Delaware	1389	26-0287117
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

300 Cherrington Parkway, Suite 200

Coraopolis, Pennsylvania 15108

(412) 329-7275

(Address of principal executive offices, including zip code, and telephone number, including area code, of registrant and co-registrants)

Damian C. Georgino

Executive Vice President, Corporate Development and Chief Legal Officer

300 Cherrington Parkway, Suite 200

Coraopolis, PA 15108-4348

(412) 329-7275

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James Barnes, Esq.

Nicholas A. Bonarrigo, Esq.

Eulalia M. Mack, Esq.

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022

(212) 549-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
9.875% Senior Notes due 2018	$250,000,000	100%	$250,000,000	$28,650
Guarantees of the 9.875% Senior Notes due 2018(2)	—	—	—	(3)
Total	$250,000,000	100%	$250,000,000	$28,650

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2)	Certain wholly owned subsidiaries of Heckmann Corporation guarantee the 9.875% Senior Notes due 2018. See the table below for a complete list of the guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate consideration will be received for the Guarantees of the 9.875% Senior Notes due 2018. Therefore, no registration fee is attributed to them.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

The principal executive offices of, and the agent for service for, each registrant guarantor is Damian C. Georgino, Vice President, 300 Cherrington Parkway, Suite 200, Coraopolis, Pennsylvania 15108. The SIC Code for each registrant guarantor is 1389.

Exact name of registrant guarantor as specified in its charter	Jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
Heckmann Water Resources Corporation	Texas	27-0421194
Heckmann Water Resources (CVR), Inc.	Texas	20-2291795
1960 Well Services, LLC	Ohio	45-2625084
HEK Water Solutions, LLC	Delaware	26-0287117
Heckmann Environmental Services, Inc.	Delaware	45-4739683
TFI Holdings, Inc.	Delaware	65-1090878
Thermo Fluids Inc.	Delaware	59-3210374

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and the securities being registered may not be exchanged or distributed until the registration statement filed with the United States Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 28, 2012

PROSPECTUS

OFFER TO EXCHANGE

$250,000,000 aggregate principal amount of our outstanding

9.875% Senior Notes due 2018

(CUSIP Nos. 422680AC2, U42308AB9 and 422680AD0)

for

$250,000,000 aggregate principal amount of 9.875% Senior Notes due 2018

(CUSIP No. 422680 AE8)

that have been registered under the Securities Act of 1933

We are offering to exchange all of our outstanding 9.875% Senior Notes due 2018, which we refer to as the “old notes,” for an equal aggregate amount of our 9.875% Senior Notes due 2018, which we refer to as the “exchange notes,” which have been registered under the United States Securities Act of 1933, as amended. We refer to the old notes and the exchange notes collectively as the notes. The terms of the exchange notes to be issued in the exchange offer are substantially identical to the terms of the old notes, except that provisions relating to transfer restrictions, registration rights and additional interest will not apply to the exchange notes. The exchange notes will represent the same debt as the old notes, and will be issued under the same indenture. We are offering the exchange notes pursuant to a registration rights agreement that we entered into in connection with the issuance of the old notes.

Terms of the Exchange Offer:

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2012, unless extended;

•	Upon expiration of the exchange offer, all old notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of exchange notes;

•	You may withdraw tendered old notes at any time at or prior to the expiration of the exchange offer;

•	The exchange offer is not subject to any minimum tender condition, but is subject to customary conditions;

•	The exchange of the old notes for exchange notes will not be a taxable exchange for U.S. federal income tax purposes (see “Material United States Federal Income Tax Considerations”);

•	We will not receive any proceeds from the exchange offer; and

•	There is no established trading market for the old notes or the exchange notes.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the completion of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Investing in the exchange notes involves a high degree of risk. Please read “Risk Factors” beginning on page 14.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                         , 2012.

You should rely only upon the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should assume the information appearing in this prospectus and the documents incorporated by reference herein are accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates.

Any statements in this prospectus concerning the provisions of any document are not complete. References a document are made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed. You may obtain copies of such documents as described under the caption “Where You Can Find Additional Information,” and copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to:

Heckmann Corporation

300 Cherrington Parkway, Suite 200

Coraopolis, Pennsylvania 15108

Attn: Investor Relations

Telephone no.: (412) 329-7275

In order to obtain timely delivery of such materials, you must request information from us no later than five business days prior to the expiration of the exchange offer.

No information in this prospectus constitutes legal, business or tax advice, and you should not consider it as such. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding the exchange offer.

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CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the United States Securities Exchange Act of 1934, as amended, or the “Exchange Act.” These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including, but not limited to, statements regarding:

•	future financial performance and growth targets or expectations;

•	market and industry trends and developments;

•	the benefits of our completed and future acquisition and disposition transactions, including our recent acquisition of Thermo Fluids Inc. and any future acquisitions; and

•

plans to increase operational capacity, including additional trucks, saltwater disposal and underground injection wells, frac tanks, rail cars, processing facilities and pipeline construction or expansion.

You can identify these and other forward-looking statements by the use of words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “project,” “target” or similar expressions, and variations or negatives of these words.

These forward-looking statements are based on information available to us as of the date of this prospectus and our current expectations, forecasts and assumptions and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date.

Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

•

financial results that may be volatile and may not reflect historical trends due to, among other things, acquisition and disposition activities, fluctuations in consumer trends, pricing pressures, changes in raw material or labor prices or rates related to our business and changing regulations or political developments in the markets in which we operate;

•	difficulties encountered in integrating acquired assets, businesses and management teams;

•	our ability to attract, motivate and retain key executives and qualified employees in key areas of our business;

•	availability of supplies of used motor oil and demand for recycled fuel oil, and prices thereof;

•	fluctuations in prices and demand for commodities such as natural gas and oil;

•	changes in customer drilling activities and capital expenditure plans, including impacts due to low natural gas and oil prices;

•	difficulties in identifying and completing acquisitions and differences in the type and availability to us of consideration or financing for such acquisitions;

•

risks associated with the operation, construction and development of salt water disposal wells and pipelines, including access to additional disposal well locations and pipeline rights-of-way, and unscheduled delays or inefficiencies;

•	the effects of competition in the markets in which we operate, including the adverse impact of competitive product announcements or new entrants into our markets;

ii

•	changes in economic conditions in the markets in which we operate or in the world generally;

•

reduced demand for our services, including due to regulatory or other influences related to extraction methods such as fracturing, shifts in production to areas in which we do not currently have operations or the loss of key customers;

•	control of costs and expenses;

•	present and possible future claims, litigation or enforcement actions or investigations;

•

natural disasters, such as hurricanes, earthquakes and floods, or acts of terrorism that may impact our corporate headquarters or our assets, including our wells or pipelines, or our distribution channels, or which otherwise disrupt the markets we serve;

•	the threat or occurrence of international armed conflict and terrorist activities;

•	the unknown future impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules to be promulgated under it;

•

risks involving developments in environmental or other governmental laws and regulations in the markets in which we operate and our ability to effectively respond to those developments including laws and regulations relating to oil and gas extraction and re-refining businesses, particularly relating to water usage, disposal, transportation and treatment, uses of recycled fuel oil, collection of used motor oil, and transportation of oil; and

•

other risks referenced from time to time in our past and future filings with the SEC, including our Current Report on Form 8-K filed with the SEC on April 10, 2012, and those factors listed in this prospectus under “Risk Factors” beginning on page 14.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we do not undertake any obligation to update or release any revisions to these forward-looking statements to reflect any events or circumstances, whether as a result of new information, future events, changes in assumptions or otherwise, after the date hereof.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all the information that you should consider before exchanging the notes. You should read this entire document carefully, including the information under the heading “Risk Factors,” before making a decision to exchange your old notes for exchange notes.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “issuer” or the “Company” refer to Heckmann Corporation, a Delaware corporation, together with its consolidated subsidiaries and references to TFI refer to TFI Holdings, Inc., together with its subsidiary Thermo Fluids Inc.

Our Company

We are a services-based company providing total water solutions for shale or “unconventional” oil and gas exploration and production through our water solutions for energy production segment, which is branded Heckmann Water Resources, or HWR, and environmental and waste recycling solutions through our Heckmann Environmental Services, or HES, segment.

HWR includes our water delivery and disposal, trucking, fluids handling, treatment and temporary and permanent pipeline transport facilities and water infrastructure services for oil and gas exploration and production companies. Our strategy is to provide an integrated and efficient complete water solution to our customers through a full suite of services that we have built and will continue to build through organic growth and acquisitions.

Through HES, which we began operating upon our acquisition of TFI in April 2012, we provide environmental and waste recycling solutions to our customers. HES’s operations include the collection of used motor oil, which we process and sell as reprocessed fuel oil, as well as providing complementary environmental services for a diverse commercial and industrial customer base. As of December 31, 2011, TFI (now HES) operated 35 processing facilities and 290 tanker trucks, vacuum trucks, trailers and other vehicles and serves more than 20,000 commercial and industrial customer locations, which significantly enhances our existing asset base and positions us for further growth across the environmental services spectrum.

TFI Acquisition and Related Transactions

TFI Acquisition. On April 10, 2012, we completed the acquisition of 100% of the equity interests in TFI for $245.0 million, subject to various adjustments. All of the net proceeds of the common stock offering and a portion of the net proceeds of the old notes offering, each as described below, were used to pay the $227.5 million cash portion of the purchase price. In addition, $17.5 million of unregistered shares of the Company’s common stock were issued in a private placement to satisfy the equity portion of the purchase price. These shares of the Company’s common stock are held in escrow against indemnification claims of the Company against the seller of TFI until April 15, 2013 or, if earlier, 30 days after receipt of TFI’s audited financial statements for the fiscal year ending December 31, 2012. The TFI acquisition, which comprises our HES segment, is our largest acquisition to date, and will substantially change our future operating results from our historical operating results.

Upon consummation of the TFI acquisition, we hired James Devlin as President and Chief Operating Officer of our HES segment. Mr. Devlin had served as Chief Executive Officer of Thermo Fluids Inc. since joining that company in 2008.

Common Stock Offering. On March 30, 2012, we closed an underwritten public offering of 18,200,000 shares of our common stock at a price of $4.40 per share. All of the net proceeds of the offering were used to pay a portion of the purchase price of the TFI acquisition.

Old Notes Offering. On April 10, 2012, we closed the offering of $250.0 million aggregate principal amount of old notes in a private placement transaction exempt from the registration requirements of the Securities Act. A portion of the net proceeds of the old notes offering was used to pay the remaining cash portion of the purchase price of the TFI acquisition.

New Senior Credit Facility. On April 10, 2012, concurrently with the closing of the offering of the old notes and the completion of the acquisition of TFI, we entered into a new $150.0 million senior revolving credit facility, which we refer to as the “new credit facility,” including $10.0 million available for standby and commercial letters of credit. The new credit facility also includes an uncommitted “accordion” feature that would allow us to borrow, subject to the limitations of the indenture governing the notes, an additional $100.0 million without obtaining the consent of the lenders under the new credit facility. Upon the effectiveness of the new credit facility, all outstanding amounts under our prior senior credit agreement dated September 7, 2011, which we refer to as the “old credit agreement,” were repaid in full and the old credit agreement was terminated.

General Corporate Information

Headquartered near Pittsburgh, Pennsylvania, Heckmann Corporation was incorporated in Delaware on May 29, 2007. Our address is 300 Cherrington Parkway, Suite 200, Coraopolis, Pennsylvania 15108, and our website is http://www.heckmanncorp.com. The contents of our website are not a part of this prospectus.

SUMMARY DESCRIPTION OF THE EXCHANGE OFFER

Background

On April 10, 2012, we sold, through a private placement exempt from the registration requirements of the Securities Act, $250.0 million aggregate principal amount of the old notes, all of which are eligible to be exchanged for exchange notes. The old notes were issued to partially finance the TFI acquisition, which was also completed on April 10, 2012. Simultaneously with the sale of the old notes, we entered into a registration rights agreement with the initial purchasers of the old notes.

Pursuant to the registration rights agreement, we are required to prepare and file with the SEC on or prior to 180 days of the date of the registration rights agreement a registration statement offering to exchange the old notes for a like principal amount of exchange notes. Additionally, we are required to use our commercially reasonable efforts to cause that registration statement to be declared effective by the SEC on or prior to 365 days after the offering of the old notes and to complete the exchange offer on or prior to 30 business days, or longer if required by applicable securities law, after the date on which the registration statement is declared effective.

The following is a summary of the principal terms of the exchange offer. A more detailed description is contained under the caption “The Exchange Offer.” The term “indenture” refers to the indenture that governs both the old notes and the exchange notes.

Old Notes	$250.0 million aggregate principal amount of 9.875% Senior Notes due 2018.

Exchange Notes	Up to $250.0 million aggregate principal amount of 9.875% Senior Notes due 2018, the issuance of which has been registered under the Securities Act. The form and terms of the exchange notes are identical in all material respects to those of the old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the exchange notes.

Exchange Offer	We are offering to issue up to $250.0 million aggregate principal amount of the exchange notes in exchange for a like principal amount of the old notes to satisfy our obligations under the registration rights agreement that was executed when the old notes were issued in a transaction in reliance upon the exemption from registration provided by Rule 144A and Regulation S of the Securities Act. Old notes may be tendered in minimum denominations of principal amount of $2,000 and integral multiples of $1,000. We will issue the exchange notes promptly after expiration of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes.” If all old notes are tendered for exchange, there will be $250.0 million principal amount of exchange notes that have been registered under the Securities Act, and no old notes, outstanding after this exchange offer is completed.

Expiration Date	The exchange offer expires at 5:00 p.m., New York City time, on , 2012, unless extended by us.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Old Notes	You must do the following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:

•

tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to The Bank of New York Mellon Trust Company, N.A., as exchange agent, at one of the addresses listed below under the caption “The Exchange Offer—Exchange Agent,” or

•

tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, the exchange agent must receive a confirmation of book-entry transfer of your old notes into the exchange agent’s account at The Depository Trust Company, or DTC, prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, see the discussion below under the caption “The Exchange Offer—Book-Entry Transfers.”

Special Procedures for Beneficial Owners	If you beneficially own old notes registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your old notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf. If you wish to tender an old note on your own behalf, prior to executing the letter of transmittal and delivering your old notes, you must either arrange to have your old notes registered in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.

Acceptance of Old Notes and Delivery of Exchange Notes	For each old note accepted for exchange, the holder will receive an exchange note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered old note. See “The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes” and “—Acceptance of Old Notes for Exchange; Delivery of Exchange Notes.”

Guaranteed Delivery Procedures	If you wish to tender your old notes and time will not permit your required documents to reach the exchange agent by the expiration time, or the procedures for book-entry transfer cannot be completed by the expiration time, you may tender your old notes according to the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery.”

Withdrawal of Tenders; Non-Acceptance	You may withdraw your tender of old notes at any time prior at or prior to the expiration date by delivering a written notice of withdrawal to the exchange agent in conformity with the procedures discussed under “The Exchange Offer—Withdrawal Rights.” If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of the old notes tendered by book-entry transfer into the exchange agent’s account at DTC, any withdrawn or unaccepted old notes will be credited to the tendering holder’s account at DTC.

Effect of Not Tendering	Old notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to accrue interest and to be subject to the provisions in the indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legend on the old notes. After completion of this exchange offer, we will have no further obligation to provide for the registration under the Securities Act of those old notes except in limited circumstances with respect to specific types of holders of old notes and we do not intend to register the old notes under the Securities Act. In general, old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Holders who desire to tender their old notes in exchange for exchange notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange.

Resales of Exchange Notes	Based on interpretations by the staff of the SEC as set forth in no-action letters issued to the third parties, we believe that you can offer for resale, resell and otherwise transfer the exchange notes you receive in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act so long as:

•	you acquire the exchange notes in the ordinary course of business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes;

•	you are holding old notes that have or are reasonably likely to have the status of an unsold allotment in the initial offering;

•	you are not an affiliate of ours; and

•	you are not a broker-dealer.

If any of these conditions is not satisfied and you transfer any exchange notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume, or indemnify you against, any such liability. See the discussion below under the caption “The Exchange Offer—Procedures for Tendering Old Notes” for more information.

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. You can find the address and telephone number of the exchange agent below under the caption “The Exchange Offer—Exchange Agent.”

Material United States Tax Considerations	The exchange of old notes for exchange notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. See the discussion under the caption “Material United States Federal Income Tax Considerations” for more information regarding the tax consequences to you of the exchange offer.

Additional Registration Rights	We and the guarantors have agreed to file a shelf registration statement for the resale of the notes (and guarantees) if we cannot effect the exchange offer within the time periods listed above and in other circumstances described under the caption “The Exchange Offer—Additional Registration Rights.”

Tenders; Broker-Dealers	By tendering your old notes, you represent to us that:

•	you are not our “affiliate,” as defined in Rule 405 under the Securities Act;

•	any exchange notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

•

neither you nor anyone receiving exchange notes from you, has any arrangement or understanding with any person to participate in a distribution of the exchange notes, as defined in the Securities Act; and

•	you are not holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering.

In addition, each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it acquired the old notes for its own account as a result of market-making or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A participating broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. For further information regarding resales of exchange notes by participating broker-dealers, see “Plan of Distribution.”

SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

The terms of the exchange notes are substantially the same as the old notes, except that provisions relating to transfer restrictions, registration rights, and special interest will not apply to the exchange notes. The following is a summary of the principal terms of the exchange notes. A more detailed description of the exchange notes is contained in the section of this prospectus entitled “Description of Exchange Notes.”

Issuer	Heckmann Corporation, a Delaware corporation.

Exchange Notes Offered	Up to $250.0 million aggregate principal amount of 9.875% Senior Notes due 2018.

Maturity Date	The exchange notes will mature on April 15, 2018.

Interest	The exchange notes will bear interest at an annual rate of 9.875%. Interest on the exchange notes will be payable semi-annually, in arrears, on April 15 and October 15 of each year, commencing on October 15, 2012. Interest will accrue from April 10, 2012, or, if later, from the last interest payment date on which interest was paid on the old notes prior to consummation of the exchange offer.

Use of Proceeds	This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. In exchange for each of the exchange notes, we will receive old notes in like principal amount. We will retire or cancel all of the old notes tendered in the exchange offer. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

Guarantees	The exchange notes will be fully and unconditionally guaranteed on a senior basis by the Company’s existing principal domestic subsidiaries and certain of its future domestic subsidiaries, as more fully described under “Description of Exchange Notes—The Note Guarantees.”

Ranking	The exchange notes will be:

•	our general unsecured obligations;

•	pari passu in right of payment with all of our existing and future unsecured senior indebtedness;

•	senior in right of payment to any of our future subordinated indebtedness;

•	unconditionally guaranteed by the guarantors; and

•	effectively junior in right to all existing and future indebtedness and other liabilities of any non-guarantor subsidiaries.

However, the exchange notes will be effectively junior in right of payment to all of our existing and future secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations, including all borrowings under our new credit facility, which is secured by substantially all of our and the guarantors’ assets and any other secured creditors. See “Risk Factors.”

Each guarantee of the exchange notes will be:

•	a general unsecured obligation of the guarantor;

•	pari passu in right of payment with all existing and future unsecured senior indebtedness of the guarantor;

•	senior in right of payment to any future subordinated indebtedness of that guarantor; and

•

effectively junior in right of payment to all secured indebtedness and other secured obligations of each guarantor, including its guarantees of our new credit facility, to the extent of the value of the assets securing such indebtedness and other obligations.

Optional Redemption	On or after April 15, 2015, we may redeem some or all of the exchange notes at redemption prices that decrease over time, plus accrued and unpaid interest and special interest, if any, to the redemption date as further described under the caption “Description of Exchange Notes—Optional Redemption.”

We may redeem some or all of the exchange notes prior to April 15, 2015, at a price equal to 100% of the principal amount of the exchange notes redeemed plus accrued and unpaid interest and special interest to the date of redemption and a “make whole” premium, as further described under the caption “Description of Exchange Notes—Optional Redemption.”

In addition, as further described under the caption “Description of Exchange Notes—Optional Redemption,” prior to April 15, 2015, we may redeem up to 35% of the aggregate principal amount of the outstanding exchange notes with the net proceeds of one or more equity offerings at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest and special interest, if any, to the date of redemption, provided that, following such redemption, at least 65% of the aggregate principal amount of the notes originally issued under the indenture remains outstanding.

Change of Control Offer	If we experience a change of control (as defined in the indenture), each holder of exchange notes will have the right to require us to repurchase all or any part of its exchange notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest and special interest, if any, to the date of purchase. See “Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

Asset Sale Offer	If we engage in certain asset sales, and within 365 days of receipt of the net proceeds from such asset sale we do not reinvest such proceeds in the business or otherwise use such proceeds as required by the indenture, we may be required to use the net cash proceeds from such sales to make an offer to repurchase notes with such proceeds. The purchase price of each note so purchased will be 100% of its principal amount, plus accrued and unpaid interest and special interest, if any, to the date of purchase, prepayment or redemption. See “Description of Exchange Notes—Repurchase at the Option of Holders—Asset Sales.”

Certain Covenants	The indenture contains covenants that, among other things, limit our and any restricted subsidiary’s ability to:

•	transfer or sell assets;

•	pay dividends or make certain distributions, buy subordinated indebtedness or securities, make certain investments or make other restricted payments;

•	incur or guarantee additional indebtedness or issue preferred stock;

•	create or incur liens securing indebtedness;

•	incur dividend or other payment restrictions affecting restricted subsidiaries;

•	consummate a merger, consolidation or sale of all or substantially all our assets;

•	enter into transactions with affiliates;

•	engage in business other than a business that is the same or similar, reasonably related, complementary or incidental to our current business and/or that of our restricted subsidiaries; and

•	make certain acquisitions or investments.

These covenants are subject to a number of important exceptions and qualifications. See “Description of Exchange Notes—Repurchase at the Option of Holders” and “Description of Exchange Notes—Certain Covenants.”

No Established Trading Market	The exchange notes generally will be freely transferable but will also be new securities for which there is no established market. Accordingly, a liquid market for the notes may not develop or be maintained. We have not applied, and do not intend to apply, for the listing of the exchange notes on any exchange or automated dealer quotation system.

Risk Factors	Investing in the exchange notes involves substantial risks. You should consider carefully all of the information set forth in this prospectus and, in particular, you should evaluate the risks described under “Risk Factors.”

SUMMARY HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

The following table sets forth the summary historical consolidated financial data of the Company as of and for the fiscal years ended December 31, 2009, 2010 and 2011, which have been derived from our audited consolidated financial statements as of such dates and for such periods and which are incorporated by reference in this prospectus. The summary historical consolidated financial data of the Company for the three months ended March 31, 2011 and 2012 have been derived from our consolidated financial statements that are incorporated by reference herein which are unaudited but which, in the opinion of our management, include all adjustments, except as otherwise described therein, necessary for the fair presentation of our financial position and results of operations for such period. On September 30, 2011, we completed the disposition, through sale and abandonment, of all of our “China Water” bottled water business. Accordingly, the China Water business is reported as a discontinued operation for financial reporting purposes for all relevant reporting periods.

The following table also sets forth the summary historical consolidated financial data of TFI as of and for the fiscal year ended December 31, 2011, which have been derived from TFI’s audited consolidated financial statements as of such date and for such period, and the three months ended March 31, 2012, which have been derived from TFI’s unaudited consolidated financial statements for such period, which are incorporated by reference in this prospectus.

The following table also sets forth the summary pro forma combined financial statements presenting the pro forma combined financial position and results of operations of TFI and Heckmann Corporation. The unaudited pro forma combined financial statements are prepared with Heckmann Corporation treated as the acquiror and as if the TFI acquisition had been consummated on December 31, 2011 and March 31, 2012, for purposes of the unaudited combined balance sheets as of December 31, 2011 and March 31, 2012, respectively. For purposes of the unaudited combined statements of operations for the year ended December 31, 2011, and the three months ended March 31, 2012, the TFI acquisition is assumed to have occurred on January 1, 2011.

The following table also sets forth in the “As Further Adjusted” column the portion of the old notes not used to finance the acquisition of TFI, the use of cash and marketable securities and the repayment of our old credit agreement on April 10, 2012, as if they had occurred on December 31, 2011, and March 31, 2012 for purposes of Balance Sheet Data as of December 31, 2011 and March 31, 2012, respectively, and as if they had occurred on January 1, 2011 for purposes of Statement of Operations Data.

You should read the summary historical consolidated financial data of the Company together with the “Selected Consolidated Financial Data of Heckmann” and “Selected Consolidated Financial Data of TFI Holdings, Inc.,” as well as our Unaudited Pro Forma Condensed Combined Financial Information, Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company, Management’s Discussion and Analysis of Financial Condition and Results of Operations of TFI and our and TFI’s audited consolidated financial statements, including the accompanying notes, and unaudited consolidated financial statements for the three months ended March 31, 2012, which are included or incorporated by reference in this prospectus. See “Where You Can Find Additional Information.”

As described in the footnotes to the following table, the pro forma information reflects adjustments for the TFI acquisition, including the issuance of 18,200,000 shares of Heckmann common stock on March 30, 2012 for gross proceeds of $80.1 million and the issuance on April 10, 2012, of $163.6 million of the old notes to fund the TFI acquisition. The further adjusted information includes adjustments for all of the transactions completed in connection with the TFI acquisition, including issuance of the additional $86.4 million of old notes (reflected as incremental debt securities), and the repayment of our old credit agreement. See “Capitalization.”

	Heckmann Corporation			TFI Holdings, Inc.	Pro Forma (1)	As Further Adjusted (2)
	YEAR ENDED DECEMBER 31,
	2009	2010	2011	2011	2011	2011
	(dollars in thousands)
Statement of Operations Data:
Revenue	$3,820	$15,208	$156,837	$113,798	$270,635	$270,635
Cost of sales	2,100	11,337	123,509	72,127	195,636	195,636

Gross profit	1,720	3,871	33,328	41,671	74,999	74,999
Operating expenses	9,194	23,384	38,740	19,254	58,009	58,009

Income (loss) from operations	(7,474)	(19,513)	(5,412)	22,417	16,990	16,990
Interest income (expense), net	3,928	2,087	(4,243)	(8,691)	(21,443)	(28,727)
Loss from equity investment	—	(689)	(462)	—	(462)	(462)
Other income (expense), net	149	4,411	6,232	—	6,232	6,306

Income (loss) before income taxes	(3,397)	(13,704)	(3,885)	13,726	1,317	(5,893)
Income tax benefit (expense)	80	3,404	3,777	(5,390)	24,673	27,557

Income (loss) from continuing operations	(3,317)	(10,300)	(108)	8,336	25,990	21,664
Loss from discontinued operations	(392,078)	(4,393)	(22,898)	—	(22,898)	(22,898)

Net income (loss)	$(395,395)	$(14,693)	$(23,006)	$8,336	$3,092	$(1,234)

Balance Sheet Data:
Cash and cash equivalents			$80,194	$2,857	$80,196	$28,707
Marketable securities			5,169	—	5,169	—
Property and equipment, net			270,054	18,842	288,896	288,896
Total assets			539,681	170,431	827,257	770,000
Long-term debt (3)			144,070	71,075	306,892	252,501
Total shareholders’ equity			341,810	69,516	456,105	454,385

(1)

Does not incorporate the impact of the repayment of existing bank debt and the use of cash from our balance sheet or any incremental profit or cash flow therefrom. It also does not reflect other fees and expenses associated with those transactions.

(2)

As further adjusted giving effect to the offering of the old notes and the full repayment of our old credit agreement as if the offering and the repayment had occurred as of January 1, 2011, assuming the old notes had been outstanding for the twelve month period.

(3)	Includes both current and long-term portions, net of unamortized discount.

	QUARTER ENDED MARCH 31, 2012
	Heckmann Corporation	TFI Holdings, Inc.	Pro Forma (1)	As Further Adjusted (2)
	(dollars in thousands)
Statement of Operations Data:
Revenue	$54,959	$27,479	$82,438	$82,438
Cost of sales	47,973	19,182	67,155	67,155

Gross profit	6,986	8,297	15,283	15,283
Operating expenses	8,254	4,817	12,961	12,961

Income (loss) from operations	(1,268)	3,480	2,322	2,322
Interest income (expense), net	(2,146)	(1,141)	(6,399)	(6,909)
Other income (expense), net	(29)	—	(29)	(4)

Income (loss) before income taxes	(3,443)	2,339	(4,106)	(4,591)
Income tax benefit (expense)	(420)	(912)	(114)	80

Net income (loss)	$3,863	$1,427	$(4,220)	$(4,511)

Balance Sheet Data:
Cash and cash equivalents	$129,881	$—	$53,807	$5,391
Marketable securities	5,118	—	5,118	—
Property and equipment, net	292,043	18,860	310,903	310,903
Total assets	629,266	170,063	840,942	787,215
Long-term debt (3)	151,361	69,047	314,183	262,916
Total shareholders’ equity	422,697	70,943	460,916	459,440

(1)

Does not incorporate the impact of the repayment of existing bank debt and the use of cash from our balance sheet or any incremental profit or cash flow therefrom. It also does not reflect other fees and expenses associated with those transactions.

(2)

As further adjusted giving effect to the offering of the old notes and the full repayment of our old credit agreement as if the offering and the repayment had occurred as of January 1, 2011, assuming the old notes had been outstanding for the twelve month period.

(3)	Includes both current and long-term portions, net of unamortized discount.

SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA OF TFI HOLDINGS, INC.

The following table sets forth the summary historical consolidated financial data of TFI Holdings, Inc. as of and for the fiscal years ended December 31, 2009, 2010 and 2011, which have been derived from TFI Holdings, Inc.’s audited consolidated financial statements as of such dates and for such periods, incorporated by reference in this prospectus, and for the three months ended March 31, 2012, which have been derived from TFI Holdings, Inc.’s unaudited consolidated financial statements as of such date and for such period, incorporated by reference in this prospectus.

The historical results presented below are not necessarily indicative of results that can be expected for any future period and you should read the following information in conjunction with the section entitled “Selected Consolidated Financial Data of TFI Holdings, Inc.,” as well as Management’s Discussion and Analysis of Financial Condition and Results of Operations of TFI Holdings, Inc., Management’s Discussion and Analysis of Financial Condition and Results of Operations of Heckmann Corporation, and our and TFI Holdings, Inc.’s audited consolidated financial statements, including the accompanying notes, included or incorporated by reference in this prospectus.

	YEAR ENDED DECEMBER 31,			QUARTER ENDED MARCH 31, 2012
	2009	2010	2011
	(dollars in thousands)
Statement of Operations Data:
Revenue	$73,192	$80,778	$113,798	$27,479
Cost of sales	52,465	54,645	72,127	19,182

Gross profit	20,727	26,134	41,671	8,297
Operating expenses:
Sales and marketing	1,076	1,976	2,663	795
General and administrative	3,638	4,631	8,125	1,955
Goodwill impairment	11,128	—	—	—
Depreciation and amortization	7,875	7,634	7,907	1,950
Loss (gain) on sale of property, plant and equipment	(8)	—	—	—
Consulting fees to related parties	441	400	408	100
Management fees	117	117	151	17

Income (loss) from operations	(3,540)	11,376	22,417	3,480
Other income (expense):
Interest income, net	7	16	24	5
Interest expense	(8,430)	(7,778)	(8,715)	(1,146)

Income before income taxes	(11,963)	3,614	13,726	2,339

Income tax (expense) benefit	298	(339)	(5,390)	(912)

Net income (loss)	$(11,665)	$3,275	$8,336	$1,427

Balance Sheet Data:
Cash and cash equivalents	$1,749	$230	$2,857	$—
Property and equipment, net	18,968	18,439	18,842	18,860
Total assets	172,123	166,713	170,431	170,063
Long-term debt (1)	85,314	76,042	71,075	69,047
Total shareholders’ equity	57,916	61,190	69,516	70,943

(1)	Includes both current and long-term portions.

RISK FACTORS

You should carefully consider the risks and uncertainties described below together with all of the other information included in, and incorporated by reference in, this prospectus, before deciding to invest in the exchange notes including the risks and uncertainties described in the section entitled “Risk Factors” in our 2011 Annual Report and in Exhibit 99.3 to our Current Report on Form 8-K filed with the SEC on April 10, 2012. The risks and uncertainties discussed below and incorporated by reference in this prospectus are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the market value of the notes could decline and you could lose part or all of your investment.

Risks Related to the Notes

Our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

As of December 31, 2011, after giving effect to the TFI acquisition, our new credit facility and our offerings of the old notes and 18,200,000 shares of our common stock and the application of the net proceeds therefrom, we and the guarantors of the notes, on a consolidated basis, would have had (a) approximately $252.5 million of debt outstanding, including the notes, of which none would have ranked effectively senior to the notes and (b) no amounts outstanding under our new $150.0 million credit facility. Borrowings under our new credit facility will effectively rank senior to the notes to the extent of the value of the assets securing such debt. Our substantial level of indebtedness increases the risk that we may be unable to generate cash sufficient to pay amounts due in respect of our indebtedness, including the notes. Our substantial level of indebtedness could have other important consequences for your investment in the notes and significant effects on our business. For example, our level of indebtedness and the terms of our debt agreements may:

•

make it more difficult for us to satisfy our financial obligations under the notes, our other indebtedness and our contractual and commercial commitments and increase the risk that we may default on our debt obligations;

•	prevent us from raising the funds necessary to repurchase notes tendered to us if there is a change of control, which would constitute a default under the indenture governing the notes;

•	heighten our vulnerability to downturns in our business, our industry or in the general economy and restrict us from exploiting business opportunities or making acquisitions;

•	limit management’s discretion in operating our business;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, and other general corporate purposes;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, and other general corporate purposes;

•	place us at a competitive disadvantage compared to our competitors that have less debt;

•	limit our ability to borrow additional funds; and

•	limit our flexibility in planning for, or reacting to, changes in our business, the industry in which we operate or the general economy.

Each of these factors may have a material and adverse effect on our financial condition and viability. Our ability to make payments with respect to the notes and to satisfy our other debt obligations will depend on our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors affecting our Company and industry, many of which are beyond our control. In addition, the indenture and our new credit facility contain financial and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our debts.

Borrowings under our new credit facility bear interest at variable rates. If these rates were to increase significantly, our ability to borrow additional funds may be reduced and the risks related to our substantial indebtedness would intensify. While we may enter into agreements limiting our exposure to higher interest rates, any such agreements may not offer complete protection for this risk.

Despite existing debt levels, we may still be able to incur substantially more debt, which would increase the risks associated with our leverage.

Even with our existing debt levels, we and our subsidiaries may be able to incur substantial amounts of additional debt in the future, including debt under existing and future credit facilities, some or all of which may be secured and therefore would rank effectively senior to the notes. As of December 31, 2011, after giving effect to the TFI acquisition, our new credit facility and our offerings of the old notes and 18,200,000 shares of our common stock and the application of the net proceeds therefrom, we would have had $150.0 million of availability under our new credit facility. In addition, the indenture governing the notes allows us to issue additional notes under certain circumstances, which will also be guaranteed by the guarantors. Although the terms of the notes and our new credit facility limit our ability to incur additional debt, these terms do not and will not prohibit us from incurring substantial amounts of additional debt for specific purposes or under certain circumstances. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify and could further exacerbate the risks associated with our leverage.

We may not be able to generate sufficient cash flow to meet our debt service and other obligations, including the notes, due to events beyond our control.

Our ability to generate cash flows from operations and to make scheduled payments on or refinance our indebtedness, including the notes, and to fund working capital needs and planned capital expenditures will depend on our future financial performance and our ability to generate cash in the future. Our future financial performance will be affected by a range of economic, financial, competitive, business and other factors that we cannot control, such as general economic, legislative, regulatory and financial conditions in our industry, the economy generally or other risks discussed in our filings with the SEC. A significant reduction in operating cash flows resulting from changes in economic, legislative or regulatory conditions, increased competition or other events beyond our control could increase the need for additional or alternative sources of liquidity and could have a material adverse effect on our business, financial condition, results of operations, prospects and our ability to service our debt and other obligations, including the notes. If we are unable to service our indebtedness or to fund our other liquidity needs, we may be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing our indebtedness, seeking additional capital, or any combination of the foregoing. If we raise additional debt, it would increase our interest expense, leverage and operating and financial costs. We cannot assure you that any of these alternative strategies could be effected on satisfactory terms, if at all, or that they would yield sufficient funds to make required payments on the notes and our other indebtedness or to fund our other liquidity needs. Reducing or delaying capital expenditures or selling assets could delay future cash flows. In addition, the terms of existing or future debt agreements, including the indenture governing the notes, may restrict us from adopting any of these alternatives. We cannot assure you that our business will generate sufficient cash flows from operations or that future borrowings will be available in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs.

The failure to generate sufficient cash flow or to effect any of these alternatives could significantly adversely affect the value of the notes and our ability to pay amounts due under the notes. If for any reason we are unable to meet our debt service and repayment obligations, including under the notes, we would be in default under the terms of the agreements governing our indebtedness, which would allow our creditors at that time to declare all outstanding indebtedness to be due and payable. This would likely in turn trigger cross-acceleration or cross-default rights between our applicable debt agreements. Under these circumstances, our lenders could compel us to apply all of our available cash to repay our borrowings or they could prevent us from making payments on the notes. In addition, these lenders could then seek to foreclose on our assets that are their collateral. If the amounts outstanding under the notes were to be accelerated, or were the subject of foreclosure actions, we cannot assure you that our assets would be sufficient to repay in full the money owed to the lenders or to our other debt holders, including you as a noteholder.

The indenture governing the notes and our new credit facility will impose significant operating and financial restrictions on us and our subsidiaries that may prevent us from pursuing certain business opportunities and restrict our ability to operate our business.

The indenture governing the notes and our new credit facility contain covenants that restrict our and our restricted subsidiaries’ ability to take various actions, such as:

•	transferring or selling assets;

•	paying dividends or distributions, buying subordinated indebtedness or securities, making certain investments or making other restricted payments;

•	incurring or guaranteeing additional indebtedness or issuing preferred stock;

•	creating or incurring liens;

•	incurring dividend or other payment restrictions affecting restricted subsidiaries;

•	consummating a merger, consolidation or sale of all or substantially all our assets;

•	entering into transactions with affiliates;

•	engaging in business other than a business that is the same or similar, reasonably related, complementary or incidental to our business;

•	designating subsidiaries as unrestricted subsidiaries;

•	making acquisitions;

•	making capital expenditures;

•	entering into sale and leaseback transactions; and

•	prepaying, redeeming or repurchasing debt (including the notes) prior to stated maturities.

In addition, our new credit facility also requires, and any future credit facilities may additionally require, us to maintain minimum cash balances and operating performance levels and comply with specified financial ratios, including regarding net leverage, debt to capitalization, fixed charge coverage or similar ratios. A breach of any of the foregoing covenants under our indenture or our new credit facility, as applicable, could result in a default. In addition, any debt agreements we enter into in the future may further limit our ability to enter into certain types of transactions.

We may also be prevented from taking advantage of business opportunities that arise if we fail to meet certain ratios or because of the limitations imposed on us by the restrictive covenants under the indenture governing the notes and our new credit facility. The restrictions contained in the indenture governing the notes and our new credit facility may also limit our ability to plan for or react to market conditions, meet capital needs or otherwise restrict our activities or business plans and adversely affect our ability to finance our operations, enter into acquisitions, execute our business strategy, effectively compete with companies that are not similarly restricted or engage in other business activities that would be in our interest. In the future, we may also incur debt obligations that might subject us to additional and different restrictive covenants that could affect our financial and operational flexibility. We cannot assure you that we will be granted waivers or amendments to the indenture governing the notes or our new credit facility if for any reason we are unable to comply with the indenture or our new credit facility, or that we will be able to refinance our debt on acceptable terms or at all should we seek to do so.

The covenants described above are subject to important exceptions and qualifications. Our ability to comply with these covenants will likely be affected by events beyond our control, and we cannot assure you that we will satisfy those requirements. A breach of any of these provisions could result in a default under our new credit facility, the indenture governing the notes or any future credit facilities we may enter into, which could allow all amounts outstanding thereunder to be declared immediately due and payable, subject to the terms and conditions of the documents governing such indebtedness. If we were unable to repay the accelerated amounts, our secured lenders could proceed against the collateral granted to them to secure such indebtedness. This would likely in turn trigger cross-acceleration and cross-default rights under any other credit facilities and indentures that then exist, and the terms of our other indebtedness outstanding at such time. If the amounts outstanding under the notes or any other indebtedness outstanding at such time were to be accelerated or were the subject of foreclosure actions, we cannot assure you that our assets would be sufficient to repay in full the money owed to the lenders or to our other debt holders, including you as a holder of notes.

We may not be able to repurchase the notes upon a change of control or to make an offer to repurchase the notes in connection with an asset sale as required by the indenture.

Upon the occurrence of specific types of change of control events, we will be required to offer to repurchase all of the outstanding notes at a price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest and additional interest, if any, up to, but not including the date of repurchase. In addition, in connection with certain asset sales, we will be required to offer to repurchase all of the notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest and additional interest, if any, up to, but not including the date of repurchase. We may not have sufficient funds available to repurchase all of the notes tendered pursuant to any such offer and any other debt that would become payable upon a change of control or in connection with such an asset sale offer. Any of our current or future debt agreements, including our new credit facility, may also limit our ability to repurchase the notes until all such debt is paid in full. Our failure to purchase the notes would be a default under the indenture, which would in turn likely trigger a default under our new credit facility and any future credit facility and the terms of our other indebtedness outstanding at such time. Any requirement to offer to repurchase outstanding notes may therefore require us to refinance our other outstanding debt, which we may not be able to accomplish on commercially reasonable terms, if at all. These repurchase requirements may also delay or make it more difficult for others to obtain control of our Company. Finally, the definition of change of control includes a phrase relating to the sale or other transfer of “all or substantially all” of the properties or assets of us and our subsidiaries, taken as a whole. There is no precise definition of that phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets and property of us and our subsidiaries, and therefore it may be unclear as to whether a change of control has occurred and whether the holders of the notes have the right to require us to repurchase such notes. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture.

The notes will be effectively subordinated to the debt of our non-guarantor subsidiaries, if any.

Although the notes will be fully and unconditionally guaranteed on a senior basis by our existing principal domestic subsidiaries and our future domestic subsidiaries, they will not be guaranteed by any future foreign subsidiaries. As a result of this structure, the notes will be effectively subordinated to all other indebtedness and other liabilities, including trade payables, of our non-guarantor subsidiaries. The effect of this subordination is that, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding involving a non-guarantor subsidiary, the assets of that subsidiary cannot be used to pay you until all other claims against that subsidiary, including trade payables, have been fully guaranteed.

The notes and the guarantees will be effectively subordinated to our and the guarantors’ existing and future secured debt to the extent of the value of the collateral securing such debt.

The notes are our senior unsecured obligations and the indebtedness evidenced by each guarantee is the senior unsecured indebtedness of the applicable guarantor. The notes will rank equal in right of payment with all of our existing and future senior indebtedness and senior to all of our existing and future subordinated indebtedness. However, the notes will be effectively subordinated to all of our existing and future indebtedness, including our obligations under our new credit facility and any future secured credit facility, to the extent of the value of the assets securing such secured liabilities and indebtedness, and the notes will also be effectively subordinated to the existing and future indebtedness of our non-guarantor subsidiaries, if any. The guarantees will rank equal in right of payment with all existing and future indebtedness of such guarantor, and senior to all existing and future subordinated indebtedness of such guarantor. The guarantees will also be effectively subordinated to any secured liabilities and indebtedness of such guarantor, including the obligations of such guarantor under our new credit facility and any future secured credit facility (including related hedging obligations), to the extent of the value of such guarantor’s assets securing such secured indebtedness, and the guarantees will also be effectively subordinated to the existing and future indebtedness of our non-guarantor subsidiaries, if any. Debt outstanding under any future secured credit facility will generally be secured by a first priority security interest in the assets securing such indebtedness. As of December 31, 2011, after giving effect to the TFI acquisition, our new credit facility and our offerings of the old notes and 18,200,000 shares of our common stock and the application of the net proceeds therefrom, we and the guarantors would have had no secured indebtedness outstanding (except approximately $9.0 million of capital leases for new trucks acquired in 2012).

In the event of any distribution or payment on our assets in a bankruptcy, liquidation, reorganization, dissolution or other winding up involving us or any of our subsidiaries, holders of secured indebtedness will have a prior claim to those assets that constitute their collateral, and the holders of the notes will participate in the distribution or payment of our or our guarantor’s remaining assets ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor. Upon the occurrence of any of these events, there may not be sufficient funds to pay amounts due on the notes.

We are permitted to create unrestricted subsidiaries, which will not be subject to any of the covenants in the indenture, and we may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.

Unrestricted subsidiaries will not be subject to the covenants under the indenture governing the notes. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the notes.

We may choose to redeem notes when prevailing interest rates are relatively low.

We may choose to redeem the notes from time to time when and at the prices permitted by the indenture governing the notes, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes as the optional redemption date or period approaches.

United States federal, state and foreign fraudulent transfer laws may permit a court to avoid the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received. If this occurs, noteholders may not receive any payments on the notes.

United States federal, state and foreign fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of any guarantees. Under United States federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state and be different from other applicable foreign jurisdictions, the notes or guarantees could be avoided as a fraudulent transfer or conveyance if, among other things, (1) we or any of the guarantors, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay such debts as they mature; or

•

we or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or such guarantees if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantees. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor. We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to our other debt or the debt of the guarantors. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

If a court were to find that the issuance of the notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could avoid the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to our presently existing and future indebtedness or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, noteholders may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our other debt that could result in acceleration of such debt.

Although the guarantee entered into by the guarantor will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect that guarantee from being avoided under fraudulent transfer law, or may reduce the guarantor’s obligation to an amount that effectively makes its guarantee worthless.

If the guarantee by the guarantor is not enforceable, the notes would be effectively subordinated to all liabilities of the guarantor, including trade payables. In the event of a bankruptcy, liquidation or reorganization of our non-guarantor subsidiaries, if any, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

The notes currently have no established trading or other public market, and an active trading market may not develop for the notes.

The failure of a market developing for the notes could affect the liquidity and value of the notes and you may not be able to sell the notes readily, or at all, or at or above the price that you paid. The notes will constitute a new issue of securities with no established trading market. We do not intend to apply for listing the notes on any securities exchange. Even if a registration statement becomes effective to cover the notes, we cannot assure you that an active trading market will develop for the notes. We cannot assure you that any market for the notes will develop, or if one does develop, that it will be liquid. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our credit rating, our operating performance and financial condition and other factors. If an active trading market does not develop, the market price and liquidity of the notes may be adversely affected. As a result, we cannot ensure you that you will be able to sell any of the notes at a particular time, at attractive prices, or at all. Thus, you may be required to bear the financial risk of your investment in the notes indefinitely.

If a trading market were to develop, future trading prices of the notes may be volatile and will depend on many factors, including:

•	our operating performance and financial condition or prospects;

•	the prospects for companies in our industry generally;

•	the number of holders of the notes;

•	prevailing interest rates;

•	the interest of securities dealers in making a market for them;

•	the market for similar securities and the overall securities market; and

•	our ability to complete the offer to exchange the notes.

The trading prices of the notes and the availability, costs and terms and conditions of our debt will be directly affected by our credit rating.

The notes will be, and any of our future debt instruments may be, publicly rated by Moody’s Investors Service, Inc., known as “Moody’s”, Standard & Poor’s Rating Services, know as “S&P,” and other independent rating agencies. A security rating is not a recommendation to buy, sell or hold securities. These public debt ratings may affect our ability to raise debt. Any future downgrading of the notes or our debt by Moody’s and S&P or another rating agency may affect the cost and terms and conditions of our financings and could adversely affect the value and trading price of the notes.

Credit rating agencies continually revise their ratings for companies that they follow, including us. Any ratings downgrade could adversely affect the trading price of the notes or the trading market for the notes to the extent a trading market for the notes or the exchange notes, if they are issued develops.

The trading price of the notes may be volatile.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. Any such disruptions could adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from the initial offering price of the notes, depending on the prevailing interest rates, the market for similar notes, our performance and other factors, many of which are beyond our control.

If a bankruptcy petition were filed by or against us, holders of notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing the notes.

If a bankruptcy petition were filed by or against us under the United States Bankruptcy Code, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the original issue price for the notes. Accordingly, holders of the notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture governing the notes, even if sufficient funds are available.

Risks Related to the Exchange Offer

Holders who fail to exchange their old notes will continue to be subject to restrictions on transfer.

If you do not exchange your old notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the old notes under the Securities Act. In addition, if a large number of old notes are exchanged for exchange notes and there is only small amount of old notes outstanding, there may not be an active market in the old notes, which may adversely affect the market price and liquidity of the old notes. For further information regarding the consequences of tendering or not tendering your old notes in the exchange offer, see the discussions below under the captions “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes” and “Material United States Federal Income Tax Considerations.”

You must comply with the exchange offer procedures in order to receive new, registered exchange notes.

Delivery of exchange notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

•

certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the Exchange Agent’s account at DTC, New York, New York as depository, including an agent’s message (as defined herein) if the tendering holder does not deliver a letter of transmittal;

•	a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or an agent’s message in lieu of the letter of transmittal; and

•	any other documents required by the letter of transmittal.

Therefore, holders of old notes who would like to tender old notes in exchange for exchange notes should be sure to allow enough time for the old notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See “The Exchange Offer—Procedures for Tendering Old Notes” and “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes.”

An active trading market for the exchange notes may not develop.

The exchange notes are a new issue of securities for which there is currently no trading market. We do not intend to apply for listing of the exchange notes on any securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, there can be no assurance that an active market will develop upon completion of the exchange offer or, if it develops, that such market will be sustained as to the liquidity of any market. If an active market does not develop or is not maintained, the market price and liquidity of the exchange notes may be adversely affected. In addition, the liquidity of the trading market in the exchange notes, if it develops, and the market price quoted for the exchange notes, may be adversely affected by changes in interest rates in the market for high yield securities and by changes in our financial performance or prospects, or the prospects for companies in our industry.

You may not be able to resell notes you receive in the exchange offer without registering those notes or delivering a prospectus.

Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe, with respect to exchange notes issued in the exchange offer, that:

•	holders who are not “affiliates” of ours within the meaning of Rule 405 of the Securities Act;

•	holders who acquire their exchange notes in the ordinary course of business; and

•

holders who do not engage in, intend to engage in, or have arrangements to participate in a distribution (within the meaning of the Securities Act) of the exchange notes do not have to comply with the registration and prospectus delivery requirements of the Securities Act.

Holders described in the preceding sentence must tell us in writing at our request that they meet these criteria. Holders that do not meet these criteria could not rely on interpretations of the staff of the SEC in no-action letters, and would have to register the notes they receive in the exchange offer and deliver a prospectus for them. In addition, holders that are broker-dealers may be deemed “underwriters” within the meaning of the Securities Act in connection with any resale of notes acquired in the exchange offer. Holders that are broker-dealers must acknowledge that they acquired their outstanding notes in market-making activities or other trading activities and must deliver a prospectus when they resell the notes they acquire in the exchange offer in order not to be deemed an underwriter.

USE OF PROCEEDS

This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. In exchange for each of the exchange notes, we will receive old notes in like principal amount. We will retire or cancel all of the old notes tendered in the exchange offer. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

RATIO OF EARNINGS TO FIXED CHARGES

We began our corporate existence on May 29, 2007, and until our October 30, 2008, acquisition of China Water & Drinks, Inc., we were a blank check company with no operations. On September 30, 2011, we completed the disposition, through sale and abandonment, of all of our China Water business. Accordingly, the China Water business is reported as discontinued operations for financial reporting purposes for all relevant reporting periods. A presentation of the China Water results, on a discontinued operations basis, has been previously reported in our filings with the SEC, which are incorporated by reference in this prospectus. All reported periods of the calculation of the ratio of earnings to fixed charges exclude discontinued operations. Accordingly, the ratio of earnings to fixed charges prior to our inception on May 29, 2007, which does not provide meaningful information, is not presented.

Year ended December 31,
	Three months ended March 31, 2012(1)	2011(1)	2010(1)	2009(1)	2008(2)	For the Period May 29, 2007 (Inception) through December 31, 2007(2)
Ratio of earnings to fixed charges	N/A	0.03:1	N/A	N/A	N/A	N/A

(1)

The ratio of earnings to fixed charges was less than one to one coverage and accordingly represents a deficit of $3.4 million for the three months ended March 31, 2012 and $3.9 million, $13.7 million and $3.4 million for the twelve months ended December 31, 2011, 2010 and 2009, respectively.

(2)

We had fixed charges of approximately $21,900 and $10,200 for the twelve months ended December 31, 2008, and for the period from May 29, 2007 (inception), through December 31, 2007, respectively. Earnings for those two periods were approximately $8.6 million and $2.3 million, respectively. Accordingly, the ratio of earnings to fixed charges is not meaningful for these periods.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and capitalization as of March 31, 2012:

•	on an actual basis;

•	on a pro forma basis giving effect to the offering of $163.6 million of old notes to finance a portion of the remaining cash portion of the TFI acquisition; and

•

on an as further adjusted basis giving effect to the offering of an additional $86.4 million of old notes to finance the remaining cash portion of the TFI acquisition and together with $53.5 million of cash and marketable securities, the repayment of our existing bank debt under our old credit agreement, as if such issuance and repayment had occurred on March 31, 2012.

You should read the data set forth below in conjunction with the Unaudited Pro Forma Financial Information, Management’s Discussion and Analysis of Financial Condition and Results of Operations of Heckmann Corporation and the consolidated financial statements of Heckmann and TFI and accompanying notes included and incorporated by reference in this prospectus.

The issuance of the exchange notes will not result in any changes in our capitalization.

	As of March 31, 2012
	Actual	Pro Forma	As Further Adjusted
	(dollars in thousands)
Cash and cash equivalents	$129,881	$53,807	$5,391
Marketable securities	5,118	5,118	—

Debt:
New credit facility due 2017(1)	—	—	—
Prior credit agreement revolving facility due 2015(2)	72,300	72,300	—
Prior credit agreement term loans due 2015	64,750	64,750	—
Old notes (net of unamortized discount)	—	162,822	248,605
Other vehicle financings payable due through 2015	14,311	14,311	14,311

Total long-term debt	151,361	314,183	262,916

Shareholders’ Equity (3):
Preferred stock, $0.001 par value: 1,000,000 shares authorized; no shares issued or outstanding	—	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized; 159,235,327 shares issued and 144,926,764 shares outstanding at March 31, 2012, 163,286,253 shares issued and 147,105,430 shares outstanding at March 31, 2012	159	163	163
Additional paid-in capital	899,605	917,101	917,101
Purchased warrants	(6,844)	(6,844)	(6,844)
Treasury stock	(19,503)	(19,503)	(19,503)
Accumulated other comprehensive income	8	8	8
Accumulated deficit	(450,728)	(430,009)	(431,485)

Total Equity	422,697	460,916	459,440

Total Capitalization	$574,058	$775,099	$722,356

(1)	Concurrently with the offering of the old notes, we entered into the $150.0 million new credit agreement.
(2)	Represents the total amount outstanding as of March 31, 2012, under our old credit facility.
(3)

Stockholders’ equity as further adjusted reflects adjustments to our deferred tax accounts as described in our Unaudited Pro Forma Condensed Combined Financial Information and the related notes included as an exhibit in our Current Report on Form 8-K/A filed with the SEC on June 20, 2012 and incorporated by reference herein.

SELECTED HISTORICAL FINANCIAL DATA OF HECKMANN CORPORATION

The selected historical financial data is derived from our audited consolidated financial statements as of December 31, 2010 and 2011 and for the years ended December 31, 2009, 2010 and 2011, and our unaudited consolidated financial statements for the three months ended March 31, 2012 and 2011, which are incorporated by reference in this prospectus. The selected historical financial data of Heckmann Corporation as of December 31, 2009, 2008 and 2007, and for the period from May 29, 2007 to December 31, 2007 and the year ended December 31, 2008, is derived from our audited consolidated financial statements, which are not included or incorporated by reference in this prospectus.

The historical results presented below are not necessarily indicative of results that you can expect for any future period. You should read this table in conjunction with our Unaudited Pro Forma Condensed Combined Financial Information and the related notes included as an exhibit in our Current Report on Form 8-K/A filed with the SEC on June 20, 2012 and incorporated by reference herein, our consolidated financial statements and the related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Current Report on Form 10-Q for the quarter ended March 31, 2012, which are incorporated by reference herein. See “Where You Can Find Additional Information.”

	YEAR ENDED DECEMBER 31,					QUARTER ENDED MARCH 31, 2012
	2007 (1)	2008	2009 (4)(5)	2010 (3)(5)	2011 (2)(5)
	(dollars in thousands, except per share values)
Statement of Operations Data:
Revenue	$—	$—	$3,820	$15,208	$156,837	$54,959
Cost of sales	—	—	2,100	11,337	123,509	47,973

Gross profit	—	—	1,720	3,871	33,328	6,986
Operating expenses	169	1,974	9,194	23,384	38,740	8,254

Loss from operations	(169)	(1,974)	(7,474)	(19,513)	(5,412)	(1,268)
Interest (expense) income, net	2,486	10,940	3,928	2,087	(4,243)	(2,146)
Loss from equity investment	—	—	—	(689)	(462)	—
Other income (expense), net	—	(206)	149	4,411	6,232	(29)

Income (loss) before income taxes	2,317	8,760	(3,397)	(13,704)	(3,885)	(3,443)
Income tax benefit (expense)	(1,171)	(3,504)	80	3,404	3,777	(420)

Income (loss) from continuing operations	1,146	5,256	(3,317)	(10,300)	(108)	(3,863)
Loss from discontinued operations	—	(20,173)	(392,078)	(4,393)	(22,898)	—

Net income (loss)	$1,146	$(14,917)	$(395,395)	$(14,693)	$(23,006)	$(3,863)

	YEAR ENDED DECEMBER 31,					QUARTER ENDED MARCH 31, 2012
	2007 (1)	2008	2009 (4)(5)	2010 (3)(5)	2011 (2)(5)
	(dollars in thousands, except per share values)
Income (loss) per common share attributable to continuing operations
Basic	$0.03	$0.07	$(0.03)	$(0.09)	*	$(0.03)
Diluted	$0.03	$0.06	$(0.03)	$(0.09)	*	$(0.03)
Income (loss) per common share attributable to discontinued operations
Basic and diluted	$—	$(0.27)	$(3.58)	$(0.05)	$(0.20)	$—
Weighted average shares outstanding
Basic	25,305,415	74,853,651	109,575,057	108,819,384	114,574,730	125,159,136
Diluted	25,305,415	89,907,431	109,575,057	108,819,384	114,574,730	125,159,136

*	Less than $0.01
(1)	For the period from May 29, 2007 (Inception) through December 31, 2007
(2)

2011 results include amounts from the acquisitions of Bear Creek Services, LLC, Devonian Industries, Inc. Sand Hill Foundation, LLC, Excalibur Energy Services, Inc. and Blackhawk, LLC and Consolidated Petroleum, Inc. from their acquisition dates of April 1, 2011, April 4, 2011, April 12, 2011, May 5, 2011 and June 14, 2011, respectively.

(3)	2010 results include amounts from the acquisition of CVR from November 30, 2010, the date of its acquisition.
(4)

2009 results include amounts from HWR since July 1, 2009, the date HWR acquired all of the limited liability company interests of Charis Partners, LLC and all of the assets of Greer Exploration Corporation and Silversword Partnerships.

(5)

On September 30, 2011, we completed the disposition, through a sale and abandonment, of the China Water bottled water business. The bottled water business has, for all periods presented herein, been reported as discontinued operations for financial reporting purposes. These reclassifications have no effect on our previously reported net income (loss).

Balance Sheet Data

All amounts shown are from continuing operations only.

	AS OF DECEMBER 31,					AS OF MARCH 31, 2012
	2007	2008	2009	2010	2011
	(dollars in thousands)
Cash and cash equivalents	$430,647	$270,194	$123,407	$80,752	$80,194	$129,881
Total current assets	430,647	281,359	155,418	186,021	139,671	202,724
Property, plant and equipment, net	—	—	32,857	85,696	270,054	292,043
Goodwill	—	—	7,257	41,008	90,008	90,740
Total assets	430,647	428,571	308,448	355,671	539,681	629,266
Current maturities of long-term debt	—	—	—	11,221	11,914	13,492
Long-term debt, less current portion	—	—	—	20,474	132,156	137,869
Total liabilities	20,838	755	20,265	72,680	197,871	206,569
Total equity of Heckmann Corporation	281,125	743,759	310,981	301,621	341,810	422,697

SELECTED HISTORICAL FINANCIAL DATA OF TFI HOLDINGS, INC.

The selected historical financial data is derived from TFI Holdings, Inc.’s audited consolidated financial statements as of December 31, 2010 and 2011 and for the years ended December 31, 2009, 2010 and 2011, and unaudited consolidated financial statements for the three months ended March 31, 2012 and 2011, which are incorporated by reference into this prospectus.

The historical results presented below are not necessarily indicative of results that you can expect for any future period. You should read this table in conjunction with the Unaudited Pro Forma Condensed Combined Financial Information and the related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations of TFI which are included as exhibits in our Current Report on Form 8-K/A filed with the SEC on June 20, 2012 and incorporated by reference herein, the consolidated financial statements of TFI Holdings, Inc. and the related notes which are included as exhibits in our Current Report on Form 8-K filed with the SEC on March 22, 2012, and incorporated by reference herein, and TFI’s unaudited consolidated financial statements for the three months ended March 31, 2012 and 2011 and the related notes, which are included as an exhibit in our Current Report on Form 8-K/A filed with the SEC on June 20, 2012 and incorporated by reference herein. See “Where You Can Find Additional Information.”

	YEAR ENDED DECEMBER 31,			QUARTER ENDED MARCH 31, 2012
	2009	2010	2011
	(dollars in thousands)
Statement of Operations Data:
Revenue	$73,192	$80,778	$113,798	$27,479
Cost of sales	52,465	54,645	72,127	19,182

Gross profit	20,727	26,134	41,671	8,297
Operating expenses:
Sales and marketing	1,076	1,976	2,663	795
General and administrative	3,638	4,631	8,125	1,955
Goodwill impairment	11,128	—	—	—
Depreciation and amortization	7,875	7,634	7,907	1,950
Loss (gain) on sale of property, plant and equipment	(8)	—	—	—
Consulting fees to related parties	441	400	408	100
Management fees	117	117	151	17

Income (loss) from operations	(3,540)	11,376	22,417	3,480
Other income (expense):
Interest income, net	7	16	24	5
Interest expense	(8,430)	(7,778)	(8,715)	(1,146)

Income before income taxes	(11,963)	3,614	13,726	2,239

Income tax (expense) benefit	298	(339)	(5,390)	(912)

Net income (loss)	$(11,665)	$3,275	$8,336	$1,427

Balance Sheet Data:
Cash and cash equivalents	$1,749	$230	$2,857	$—
Property and equipment, net	18,968	18,439	18,842	18,860
Total assets	172,123	166,713	170,431	170,063
Long-term debt (1)	85,314	76,042	71,075	69,047
Total shareholders’ equity	57,916	61,190	69,516	70,943

(1)	Includes both current and long-term portions.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

On April 10, 2012, we issued $250.0 million aggregate principal amount of old notes to certain initial purchasers. The initial purchasers subsequently sold the old notes to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, and outside the United States under Regulation S of the Securities Act. As a condition to the sale of the old notes, we entered into a registration rights agreement with the initial purchasers on April 10, 2012. Pursuant to the registration rights agreement, we agreed that we would:

•	file an exchange offer registration statement with the SEC on or prior to 180 days after the closing date of the offering of the old notes;

•	use all commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 365 days after the closing date of the offering of the old notes;

•	unless the exchange offer would not be permitted by applicable law or SEC policy, to:

¡	commence the exchange offer; and

¡

use all commercially reasonable efforts to issue on or prior to 30 business days, or longer if required by applicable securities laws, after the date on which the exchange offer registration statement is declared effective by the SEC, exchange notes in exchange for all old notes tendered prior thereto in the exchange offer.

Under certain circumstances, we may be obligated under the registration rights agreement to file a shelf registration statement with the SEC. See “—Additional Registration Rights” below.

Upon the effectiveness of the exchange offer registration statement of which this prospectus forms a part, we will offer the exchange notes in exchange for the private notes. A copy of the registration rights agreement has been included an exhibit to the registration statement of which this prospectus is a part.

Terms of the Exchange Offer; Period for Tendering Old Notes

Subject to terms and conditions detailed in this prospectus, we will accept for exchange old notes which are properly tendered on or prior to the expiration date and not withdrawn as permitted below. As used herein, the term “expiration date” means 5:00 p.m., New York City time, on                     , 2012. However, if we, in our sole discretion, extend the period of time during which the exchange offer is open, the term “expiration date” shall mean the latest time and date to which the exchange offer is extended.

As of the date of this prospectus, $250.0 million aggregate principal amount of old notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date hereof, to all holders of old notes known to us.

We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any old notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Old notes tendered in the exchange offer must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000.

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes, upon the occurrence of any of the conditions of the exchange offer specified under “—Conditions to the Exchange Offer.” In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period if necessary so that at least five, or, depending on the significance of the change and the manner of disclosure, ten business days remain in the exchange offer following notice of the material change. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Interest on the Exchange Notes

The exchange notes will bear interest at the same rate and on the same terms as the old notes. Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the old notes prior to consummation of the exchange offer or, if no interest has been paid on the old notes, from the date of initial issuance of the old notes. We will deem the right to receive any interest accrued but unpaid on the old notes waived by you if we accept your old notes for exchange.

Procedures for Tendering Old Notes

The tender to us of old notes by you as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent’s message in lieu of such letter of transmittal, to The Bank of New York Mellon Trust Company, N.A., as exchange agent, at the address set forth below under “—Exchange Agent” on or prior to the expiration date. In addition:

•	certificates for such old notes must be received by the exchange agent along with the letter of transmittal; or

•

a timely confirmation of a book-entry transfer (a “book-entry confirmation”) of such old notes, if such procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent’s message in lieu of such letter of transmittal.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

•	by a holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Signature Program (each such entity being hereinafter referred to as an “eligible institution”). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

We or the exchange agent in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). Our or the exchange agent’s interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney, in either case signed exactly as the name(s) of the registered holder(s) that appear on the old notes and the signatures must be guaranteed by an eligible institution.

If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

By tendering old notes, you represent to us that, among other things, the exchange notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the holder, that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes, and that you are not holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering of the old notes. If you are our “affiliate,” as defined under Rule 405 under the Securities Act, are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of the exchange notes to be acquired pursuant to the exchange offer, you or any such other person:

•	cannot rely on the applicable interpretations of the staff of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.” The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of its old notes directly from us:

•

may not rely on the applicable interpretation of the staff of the SEC contained in the Exxon Capital Holdings Corp., SEC no-action letter (Apr. 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must also be named as a selling security holder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

Acceptance of Old Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue exchanges notes promptly after acceptance of the old notes. See “—Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

The holder of each old note accepted for exchange will receive an exchange note in the amount equal to the surrendered old note. Holders of exchange notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes. Holders of exchange notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

In all cases, issuance of exchange notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

•	a timely book-entry confirmation of such old notes into the exchange agent’s account at DTC;

•	a properly completed and duly executed letter of transmittal or an agent’s message in lieu thereof; and

•	all other required documents.

If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are tendered for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned to the holder without cost to such holder or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the procedure described above, such unaccepted or non-exchanged old notes will be credited to an account maintained with DTC promptly after the expiration or termination of the exchange offer.

Book-Entry Transfers

For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent has already established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent’s message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under “—Exchange Agent” on or prior to the expiration date.

Guaranteed Delivery

If you desire to tender old notes, and the old notes are not immediately available, or time will not permit the old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

•	the tender is made through an eligible institution;

•

prior to the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery:

¡	stating the name and address of the holder of the old notes and the amount of old notes tendered;

¡	stating that the tender is being made; and

¡

guaranteeing that within three New York Stock Exchange trading days after the expiration date, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•

the certificates for all physically tendered private notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or any agent’s message, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

You may withdraw your tender of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under “—Exchange Agent.” This notice must specify:

•	the name of the person having tendered the old notes to be withdrawn;

•	the old notes to be withdrawn (including the principal amount of such old notes); and

•	where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with DTC for the old notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under “—Procedures for Tendering Old Notes” above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue exchange notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to the expiration date:

•	the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC; or

•

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

¡

seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

¡	resulting in a material delay in our ability to accept for exchange or exchange some or all of the old notes pursuant to the exchange offer; or

•

any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or might result in the holders of exchange notes having obligations with respect to resales and transfers of exchange notes which are greater than those described in the interpretation of the SEC referred to on the cover page of this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer; or

•	there has occurred:

¡	any general suspension of or general limitation on prices for, or trading in, our securities on any national securities exchange or in the over-the-counter market;

¡	any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer;

¡

a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

¡

a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof;

which in any case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our sole discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for any such old notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act.

Exchange Agent

We have appointed The Bank of New York Mellon Trust Company, N.A. as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Mail, Hand or Overnight Delivery:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations—Reorganization Unit

101 Barclay Street, Floor 7 East

New York, New York 10286

Attention: David Mauer

For Information Call:

(212) 815-3687

By Facsimile Transmission

(for Eligible Institutions only):

(212) 298-1915

Confirm by Telephone:

(212) 815-3687

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

The principal solicitation is being made by mail by The Bank of New York Mellon Trust Company, N.A., as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the exchange notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

We will record the exchange notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the exchange notes.

Transfer Taxes

Holders who tender their old notes for exchange will not be obligated to pay any related transfer taxes, except that holders who instruct us to register exchange notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer taxes.

Consequences of Exchanging or Failing to Exchange Old Notes

If you do not exchange your old notes for exchange notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture relating to the notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the exchange notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the exchange notes if:

•	you are our “affiliate,” as defined in Rule 405 under the Securities Act;

•	you are not acquiring the exchange notes in the exchange offer in the ordinary course of your business;

•	you have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the exchange notes you will receive in the exchange offer;

•	you are holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering; or

•	you are a participating broker-dealer.

We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of exchange notes and has no arrangement or understanding to participate in a distribution of exchange notes. If you are our affiliate, are engaged in or intend to engage in a distribution of exchange notes or have any arrangement or understanding with respect to the distribution of exchange notes you will receive in the exchange offer, you may not rely on the applicable interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving exchange notes. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. In addition, to comply with state securities laws, you may not offer or sell the exchange notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the exchange notes to “qualified institutional buyers” (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the exchange notes in any state where an exemption from registration or qualification is required and not available.

Additional Registration Rights

If:

(1)	we are not

(a)	required to file the exchange offer registration statement; or

(b)	permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

(2)	any holder of “entitled securities” notifies us prior to the 20th business day following consummation of the exchange offer that:

(a)	it is prohibited by law or SEC policy from participating in the exchange offer;

(b)	it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

(c)	it is a broker-dealer and owns old notes acquired directly from us or one of our affiliates,

we will use all commercially reasonable efforts to file a shelf registration statement with the SEC on or prior to 30 days after such filing obligation arises, to cause the shelf registration statement to be declared effective by the SEC on or prior to 90 days after such obligation arises and to keep such self registration statement effective until the earliest of: (i) the date when all registrable securities shall have been sold pursuant to the shelf registration statement, (ii) the date on which all registrable securities are no longer restricted securities (as defined in Rule 144 under the Securities Act) and (iii) the date which is one year from the date of the registration rights agreement, such shortest time period referred to as the “effectiveness period.”

For purposes of the foregoing, “entitled securities” means each old note until the earliest to occur of:

(1)	the date on which such old note has been exchanged by a person other than a broker-dealer for an exchange note in the exchange offer;

(2)	following the exchange by a broker-dealer in the exchange offer of an old note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement;

(3)	the date on which such old note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

(4)	the date on which such old note is actually sold pursuant to Rule 144 under the Securities Act, provided that such old note will not cease to be an entitled security for purposes of the exchange offer.

If:

(1)	we fail to file any of the registration statements required by the registration rights agreement on or before to the date specified for such filing;

(2)	any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness, which we refer to as the “effectiveness target date;”

(3)	we fail to consummate the exchange offer within 30 business days of the effectiveness target date with respect to the exchange offer registration statement; or

(4)	the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of entitled securities during the periods specified in the registration rights agreement;

each of which we refer to as a “registration default,” then we will pay special interest to each holder of entitled securities until all registration defaults have been cured.

With respect to the first 90-day period immediately following the occurrence of the first registration default, special interest will be paid in an amount equal to 0.25% per annum of the principal amount of entitled securities outstanding. The amount of the special interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of special interest for all registration defaults of 1.0% per annum of the principal amount of the entitled securities outstanding.

All accrued special interest will be paid by us on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of certificated notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of all registration defaults, the accrual of special interest will cease.

Other Rights

While we have no present plan to acquire any old notes that are not tendered in the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date. We also reserve the right to terminate the exchange offer, as described under “—Conditions to the Exchange Offer,” and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise. The terms of any of those purchases or offers could differ from the terms of the exchange offer.

DESCRIPTION OF EXCHANGE NOTES

We issued the old notes and will issue the exchange notes pursuant to the Indenture, dated April 10, 2012 (the “Indenture”), among Heckmann Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The following is a summary of the material terms and provisions of the notes and the Indenture. The following summary does not purport to be a complete description of the notes or such agreements and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the exchange notes. You can find definitions of certain terms used in this description under the heading “—Certain Definitions.” For purposes of this summary, “Heckmann” refers only to Heckmann Corporation and not to any of its Subsidiaries.

Brief Description of the Notes and the Note Guarantees

The Notes

The notes:

•	will be general unsecured obligations of Heckmann;

•	will be pari passu in right of payment with all existing and future unsecured senior Indebtedness of Heckmann;

•	will be senior in right of payment to any future subordinated Indebtedness of Heckmann; and

•	will be unconditionally guaranteed by the Guarantors.

However, the notes will be effectively subordinated to all borrowings under the Credit Agreement, which is secured by substantially all of the assets of Heckmann and the Guarantors, and any other Indebtedness secured by assets of Heckmann and the Guarantors. See “Risk Factors—The notes and the guarantees will be effectively subordinated to our and the guarantors’ existing and future secured debt to the extent of the value of the collateral securing such debt.”

The Note Guarantees

The notes will be guaranteed by all of Heckmann’s Domestic Subsidiaries (other than Immaterial Subsidiaries). The notes will also be guaranteed in the future by certain of Heckmann’s Subsidiaries as described under “—Certain Covenants—Additional Note Guarantees.”

Each guarantee of the notes:

•	will be a general unsecured obligation of the Guarantor;

•	will be pari passu in right of payment with all existing and future unsecured senior Indebtedness of that Guarantor; and

•	will be senior in right of payment to any future subordinated Indebtedness of that Guarantor;

However, each Note Guarantee will be effectively subordinated to all borrowings under the Credit Agreement and any other Indebtedness which is secured by the assets of the Guarantors. See “Risk Factors—The notes and the guarantees will be effectively subordinated to our and the guarantors’ existing and future secured debt to the extent of the value of the collateral securing such debt.”

As of the date of the Indenture, all of our Subsidiaries (except China Water & Drinks, Inc.) will be “Restricted Subsidiaries.” Under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries will not guarantee the Notes.

Principal, Maturity and Interest

Heckmann is offering to issue up to $250.0 million in aggregate principal amount of exchange notes in exchange for a like principal amount of old notes. Heckmann may issue additional notes under the Indenture from time to time after this offering. Any issuance of additional notes is subject to all of the covenants in the Indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Heckmann will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on April 15, 2018.

Interest on the notes will accrue at the rate of 9.875% per annum and will be payable semi-annually in arrears on April 15 and October 15, commencing on October 15, 2012. Interest on overdue principal and interest (including Special Interest, if any) will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. Heckmann will make each interest payment to the holders of record on the immediately preceding April 1 and October 1.

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Special Interest may accrue on the notes in certain circumstances described in “The Exchange Offer—Additional Registration Rights.” Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If an interest payment date falls on a day that is not a business day, the interest payment to be made on such interest payment date will be made on the next succeeding business day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to Heckmann, Heckmann will pay all principal of, premium on, if any, interest and Special Interest, if any, on, that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Heckmann elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. Heckmann may change the paying agent or registrar without prior notice to the holders of the notes, and Heckmann or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Heckmann will not be required to transfer or exchange any note selected for redemption. Also, Heckmann will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

The Notes will be guaranteed by each of Heckmann’s current and future Domestic Subsidiaries (other than Immaterial Subsidiaries). These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—United States Federal, state and foreign fraudulent transfer laws may permit a court to avoid the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received. If this occurs, noteholders may not receive any payments on the notes.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Heckmann or another Guarantor, unless:

(1)	immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under its Note Guarantee, the Indenture and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

(b)	the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.

The Note Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) Heckmann or a Subsidiary of Heckmann, if the sale or other disposition does not violate the “Asset Sale” provisions of the Indenture;

(2)	in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Heckmann or a Subsidiary of Heckmann, if the sale or other disposition does not violate the “Asset Sale” provisions of the Indenture and the Guarantor ceases to be a Restricted Subsidiary of Heckmann as a result of the sale or other disposition;

(3)	if Heckmann designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture; or

(4)	upon legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

See “—Repurchase at the Option of Holders—Asset Sales.”

Optional Redemption

At any time prior to April 15, 2015, Heckmann may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 109.875% of the principal amount of the notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to the date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of an Equity Offering by Heckmann; provided that:

(1)	at least 65% of the aggregate principal amount of notes originally issued under the Indenture (excluding notes held by Heckmann and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 45 days of the date of the closing of such Equity Offering.

At any time prior to April 15, 2015, Heckmann may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the preceding paragraphs, the notes will not be redeemable at Heckmann’s option prior to April 15, 2015.

On or after April 15, 2015, Heckmann may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on April 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

YEAR	PERCENTAGE
2015	104.938%
2016	102.469%
2017 and thereafter	100.000%

Unless Heckmann defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

Heckmann is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require Heckmann to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, Heckmann will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 20 days following any Change of Control, Heckmann will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. Heckmann will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, Heckmann will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On the Change of Control Payment Date, Heckmann will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by Heckmann.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. Heckmann will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require Heckmann to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the notes to require that Heckmann repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Heckmann will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Heckmann and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Heckmann and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Heckmann to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Heckmann and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

Heckmann will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	Heckmann (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75% of the consideration received in the Asset Sale by Heckmann or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on Heckmann’s most recent consolidated balance sheet, of Heckmann or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases Heckmann or such Restricted Subsidiary from or indemnifies against further liability;

(b)	any securities, notes or other obligations received by Heckmann or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by Heckmann or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and

(c)	any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Heckmann (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1)	to repay Indebtedness and other Obligations under a Credit Facility that are secured by a Lien and, if the Indebtedness repaid is revolving credit Indebtedness that is permanently repaid, to correspondingly reduce commitments with respect thereto;

(2)	to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Heckmann;

(3)	to make a capital expenditure; or

(4)	to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, Heckmann (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, within ten days thereof, Heckmann will make an offer (an “Asset Sale Offer”) to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Heckmann may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee (or depositary) will select the notes and the applicable party shall select such other pari passu Indebtedness to be purchased on a pro rata basis (subject to DTC procedures), based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by Heckmann so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Heckmann will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Asset Sale provisions of the Indenture, Heckmann will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control or Asset Sale provisions of the Indenture by virtue of such compliance.

The agreements governing Heckmann’s other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require Heckmann to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Heckmann. In the event a Change of Control or Asset Sale occurs at a time when Heckmann is prohibited from purchasing notes, Heckmann could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Heckmann does not obtain a consent or repay those borrowings, Heckmann will remain prohibited from purchasing notes. In that case, Heckmann’s failure to purchase tendered notes would constitute an Event of Default under the Indenture which could, in turn, constitute a default under the other indebtedness. Finally, Heckmann’s ability to pay cash to the holders of notes upon a repurchase may be limited by Heckmann’s then existing financial resources. See “Risk Factors—We may not be able to repurchase the notes upon a change of control or to make an offer to repurchase the notes in connection with an asset sale as required by the indenture.”

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange or depositary requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Restricted Payments

Heckmann will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of Heckmann’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Heckmann or any of its Restricted Subsidiaries) or to the direct or indirect holders of Heckmann’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Heckmann and other than dividends or distributions payable to Heckmann or a Restricted Subsidiary of Heckmann);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Heckmann) any Equity Interests of Heckmann or any direct or indirect parent of Heckmann;

(3)

make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Heckmann or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Heckmann and any of its Restricted Subsidiaries and excluding the purchase, repurchase or other acquisition of such subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition), except a payment of interest or principal at the Stated Maturity thereof; or

(4)	make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(a)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(b)	Heckmann would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(c)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Heckmann and its Restricted Subsidiaries since the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (10), (11) and (13) of the next succeeding paragraph), is less than the sum, without duplication, of:

(1)	50% of the Consolidated Net Income of Heckmann for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of Heckmann’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(2)	100% of the aggregate net cash proceeds and the Fair Market Value of any marketable securities or other property received by Heckmann since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Heckmann (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock of Heckmann or convertible or exchangeable debt securities of Heckmann, in each case that have been converted into or exchanged for Equity Interests of Heckmann (other than Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of Heckmann); plus

(3)	to the extent that any Restricted Investment that was made after the date of the Indenture is (a) sold for cash or Cash Equivalents or otherwise cancelled, liquidated or repaid for cash or Cash Equivalents, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of Heckmann, the initial amount of such Restricted Investment (or, if less, the amount of cash or Cash Equivalents received upon repayment or sale); plus

(4)	to the extent that any Unrestricted Subsidiary of Heckmann designated as such after the date of the Indenture is redesignated as a Restricted Subsidiary after the date of the Indenture, the Fair Market Value of Heckmann’s Restricted Investment in such Subsidiary as of the date of such redesignation; plus

(5)	all dividends, interest, repayments of loans or advances, intercompany loan payments or other distributions received in cash or Cash Equivalents by Heckmann or a Restricted Subsidiary of Heckmann after the date of the Indenture from an Unrestricted Subsidiary of Heckmann, to the extent that such dividends, payments or distributions were not otherwise included in the Consolidated Net Income of Heckmann for such period;

The preceding provisions will not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the Indenture;

(2)	the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Heckmann) of, Equity Interests of Heckmann (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Heckmann; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for purposes of clause (c)(2) of the preceding paragraph and will not be considered to be net cash proceeds from an Equity Offering for purposes of the “Optional Redemption” provisions of the Indenture;

(3)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Heckmann to the holders of its Equity Interests on a pro rata basis;

(4)	the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Heckmann or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5)	so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Heckmann or any Restricted Subsidiary of Heckmann held by any current or former officer, director or employee of Heckmann or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in any twelve-month period; provided further, that Heckmann may carry over and make in subsequent twelve-month periods, in addition to the amounts permitted for such twelve-month period, up to $2.5 million of unutilized capacity under this clause (5) attributable to the immediately preceding twelve-month period;

(6)	the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7)	so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Heckmann or any preferred stock of any Restricted Subsidiary of Heckmann issued on or after the date of the Indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(8)	so long as no Default or Event of Default has occurred and is continuing, the repurchase by Heckmann or any Restricted Subsidiary of Equity Interests of Heckmann in accordance with any stock repurchase program authorized by the Board of Directors of Heckmann not to exceed $3.0 million in any twelve-month period; provided, that Heckmann may carry over and make in subsequent twelve-month periods, in addition to the amounts permitted for such twelve-month period, up to $3.0 million of unutilized capacity under this clause (8) attributable to the immediately preceding twelve-month period; provided further, that, at the time of any such purchase Heckmann would be able to incur $1.00 of Indebtedness pursuant to the first paragraph of the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant;

(9)	payments or distributions to shareholders exercising appraisal or discount rights pursuant to applicable law pursuant to or in connection with a merger, consolidation or transfer of all or substantially all of Heckmann’s or its Restricted Subsidiaries’ assets that complies with the provisions of the Indenture;

(10)	in the event of a Change of Control, and if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Indebtedness of Heckmann or any Guarantor that is subordinated or junior in right of payment to the notes or the Note Guarantee of such Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Indebtedness, plus any accrued and unpaid interest thereon; provided that all notes tendered by holders in connection with a Change of Control Offer have been repurchased, redeemed or acquired for value;

(11)	in the event of an Asset Sale which requires Heckman to make an Asset Sale Offer, and if no Default or Event of Default shall have occurred and be continuing the payment, purchase, redemption, defeasance or other acquisition or retirement of Indebtedness of Heckmann or any Guarantor that is subordinated or junior in right of payment to the notes or the Note Guarantee of such Guarantor, in each case, at a purchase price not greater than 100% of the principal amount of such Indebtedness, plus any accrued and unpaid interest thereon; provided that all notes tendered by holders in connection with an Asset Sale Offer have been repurchased, redeemed or acquired for value;

(12)	the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of Common Stock of Heckmann pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover practices; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights shall not be for the purpose of evading the limitations of this covenant (as determined in good faith by the Board of Directors of Heckmann);

(13)	payments of cash, dividends, distributions, advances or other Restricted Payments by Heckmann or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person; and

(14)	so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $25.0 million since the date of the Indenture.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Heckmann or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Heckmann whose resolution with respect thereto will be delivered to the trustee; provided that, in lieu thereof, in the case of assets or securities of $20.0 million or less, such determination may be made by the Chief Financial Officer of Heckmann as set forth in a certificate delivered to the trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $30.0 million.

Incurrence of Indebtedness and Issuance of Preferred Stock

Heckmann will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Heckmann will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Heckmann may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for Heckmann’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)	the incurrence by Heckmann and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Heckmann and its Restricted Subsidiaries thereunder) not to exceed the greater of (i) $150.0 million and (ii) the amount of secured Indebtedness that could be incurred such that giving effect to such incurrence the Consolidated Secured Leverage Ratio would be no greater than 2.0 to 1.0; for the most recent four-quarter period for which financial information is available;”

(2)	the incurrence by Heckmann and its Restricted Subsidiaries of the Existing Indebtedness;

(3)	the incurrence by Heckmann and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the Indenture and the exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

(4)	the incurrence by Heckmann or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, project financings or purchase money obligations (including without limitation all or any part of the purchase price or cost of transportation assets including trucks, trailers and rail cars, used in the business of Heckmann or any of its Restricted Subsidiaries); and, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of Heckmann or any of its Restricted Subsidiaries, in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed, at any one time outstanding, the greater of (i) $50.0 million and (ii) 10% of Heckmann’s Total Assets;

(5)	the incurrence by Heckmann or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5) or (16) of this paragraph;

(6)	the incurrence by Heckmann or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Heckmann and any of its Restricted Subsidiaries; provided, however, that:

(a)	if Heckmann or any Guarantor is the obligor on such Indebtedness and the payee is not Heckmann or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of Heckmann, or the Note Guarantee, in the case of a Guarantor; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Heckmann or a Restricted Subsidiary of Heckmann and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Heckmann or a Restricted Subsidiary of Heckmann, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Heckmann or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance by any of Heckmann’s Restricted Subsidiaries to Heckmann or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)	any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Heckmann or a Restricted Subsidiary of Heckmann; and

(b)	any sale or other transfer of any such preferred stock to a Person that is not either Heckmann or a Restricted Subsidiary of Heckmann,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)	the incurrence by Heckmann or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business (including under Credit Facilities);

(9)	the guarantee by Heckmann or any of the Guarantors of Indebtedness of Heckmann or a Restricted Subsidiary of Heckmann to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)	the incurrence by Heckmann or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;

(11)	the incurrence by Heckmann or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(12)	Indebtedness of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by Heckmann or another Restricted Subsidiary (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of or was otherwise acquired by Heckmann or another Restricted Subsidiary); provided that Heckmann or such Restricted Subsidiary would have been able to incur such Indebtedness at the time of such acquisition pursuant to the first paragraph of this covenant;

(13)	Indebtedness arising from agreements of Heckmann or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any assets or property or Capital Stock of a Restricted Subsidiary, and not exceeding the Fair Market Value of the consideration received by Heckmann or any Restricted Subsidiary in respect thereof;

(14)	the incurrence by Heckmann or any Restricted Subsidiary of Indebtedness represented by letters of credit (or guarantees thereof) entered into in the ordinary course of business to the extent that such letters of credit are (a) fully cash collateralized in an aggregate amount not to exceed $3.0 million or (b) not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following a demand for reimbursement following payment on the letter of credit; provided that such letters of credit shall not constitute Permitted Debt pursuant to this clause (14) if they are issued in support of Indebtedness;

(15)	any earn-out or similar provision existing at the date of the Indenture or in connection with any Permitted Investment or Asset Sale; and

(16)	the incurrence by Heckmann or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any one time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed $35.0 million.

Heckmann will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Heckmann or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Heckmann solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Heckmann will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Heckmann as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Heckmann or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person.

Liens

Heckmann will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Heckmann will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to Heckmann or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Heckmann or any of its Restricted Subsidiaries;

(2)	make loans or advances to Heckmann or any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to Heckmann or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture;

(2)	the Indenture, the notes and the related Note Guarantees, and the exchange notes and the related Note Guarantees;

(3)	agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that (except with respect to Indebtedness incurred pursuant to clause (16) of the definition of “Permitted Debt”) the restrictions therein are not materially more restrictive, taken as a whole, than those contained in the Indenture, the notes and the Note Guarantees;

(4)	applicable law, rule, regulation or order;

(5)	any instrument governing Indebtedness or Capital Stock of a Person acquired by Heckmann or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(6)	customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(7)	purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (4) of the definition of Permitted Debt;

(8)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)	Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)	provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of Heckmann’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and

(12)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

Heckmann will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Heckmann is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Heckmann and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)	either: (a) Heckmann is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Heckmann) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

(2)	the Person formed by or surviving any such consolidation or merger (if other than Heckmann) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Heckmann under the notes, the Indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3)	immediately after such transaction, no Default or Event of Default exists; and

(4)	Heckmann or the Person formed by or surviving any such consolidation or merger (if other than Heckmann), or to which such sale, assignment, transfer, conveyance or other disposition has been made, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (a) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” or (b) would have a Fixed Charge Coverage Ratio greater than such ratio for the Company immediately prior to such transaction.

In addition, Heckmann will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Heckmann and one or more Guarantors. In addition, clauses (3) and (4) of the first paragraph of this covenant will not apply to any merger or consolidation of Heckmann (1) with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating Heckmann in another jurisdiction.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Transactions with Affiliates

Heckmann will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Heckmann (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $2.5 million, unless:

(1)	the Affiliate Transaction is on terms that are no less favorable to Heckmann or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Heckmann or such Restricted Subsidiary with an unrelated Person; and

(2)	Heckmann delivers to the trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of Heckmann set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a resolution adopted by the Board of Directors of Heckmann set forth in an officer’s certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and;

(c)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30.0 million, Heckmann has received an opinion as to the fairness to Heckmann or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement, employee benefit plan (including any stock option or stock purchase plan), officer or director indemnification agreement, employee or director compensation or fees or any similar arrangement entered into by Heckmann or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)	transactions between or among Heckmann and/or its Restricted Subsidiaries;

(3)	transactions with a Person (other than an Unrestricted Subsidiary of Heckmann) that is an Affiliate of Heckmann solely because Heckmann owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of Heckmann or any of its Restricted Subsidiaries;

(5)	any issuance of Equity Interests (other than Disqualified Stock) of Heckmann to Affiliates of Heckmann;

(6)	Restricted Payments that do not violate the provisions of the Indenture described above under the caption “—Restricted Payments;”

(7)	Permitted Investments (excluding Permitted Investments in Affiliates that are not Heckmann or a Restricted Subsidiary);

(8)	any transaction between or among Heckmann and any Restricted Subsidiary, on the one hand, with Unrestricted Subsidiaries of Heckmann, on the other hand, including the provision of legal, administrative, accounting, appraisal or other services on substantially the same terms as provided to or by Heckmann and its Restricted Subsidiaries;

(9)	payment of consolidated taxes by Heckmann or a Restricted Subsidiary on behalf of Unrestricted Subsidiaries;

(10)	loans or advances to employees in the ordinary course of business not to exceed $5.0 million in the aggregate at any one time outstanding; and

(11)	Any transaction which has been determined, in the opinion of an independent accounting, appraisal or investment banking firm of national standing, to be fair, from a financial point of view, to Heckmann or the applicable Restricted Subsidiary.

Business Activities

Heckmann will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Heckmann and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If Heckmann or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the Indenture then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within ten business days of the date on which it was acquired or created; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Heckmann may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event will all or substantially all of the businesses currently operated by Heckmann Water Resources (CVR), Inc. or Thermo Fluids Inc. be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Heckmann and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by Heckmann. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Heckmann may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of Heckmann as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Heckmann as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” Heckmann will be in default of such covenant. The Board of Directors of Heckmann may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Heckmann; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Heckmann of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

Heckmann will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

So long as any notes are outstanding, Heckmann will furnish to the holders of the notes and the trustee within the time periods specified in the SEC’s rules and regulations for filing of periodic reports (a) for any period for which Heckmann is required to file periodic reports with the SEC, copies of such reports, and (b) for any period for which Heckmann is not required to file such reports:

(1)	quarterly and annual reports containing substantially all of the information that would be required to be filed with the SEC on Forms 10-Q and 10-K if Heckmann were required to file such reports (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual reports, audited financial statements prepared in accordance with GAAP as in effect from time to time and, with respect to quarterly reports, unaudited quarterly financial statements prepared in accordance with GAAP as in effect from time to time and reviewed pursuant to Statement on Auditing Standards No. 100 (or any successor provision); and

(2)	current reports containing substantially all of the information that would be required to be filed with the SEC on Form 8-K if Heckmann were required to file such reports; provided, however, that no such current report will be required to be furnished if Heckmann determines in its good faith judgment that such information is not material to the holders or notes or the business, assets, operations, financial position or prospects of Heckmann and its Restricted Subsidiaries, taken as a whole.

Notwithstanding the foregoing clause (b), in no event will Heckmann be required by the Indenture to (i) comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K, Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures) or Regulation G, (ii) include the separate financial information for Guarantors or other entities contemplated by Rule 3-10 and/or 3-16 of Regulation S-X, (iii) provide information in respect of Item 402 of Regulation S-K or (iv) provide exhibits that would be required for such reports.

If Heckmann has designated any of its Subsidiaries as Unrestricted Subsidiaries that, individually or in the aggregate, would constitute a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of Heckmann and its Restricted Subsidiaries separate from the financial condition and results of operations of Heckmann’s Unrestricted Subsidiaries.

The availability of the foregoing materials on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy Heckmann’s delivery obligation.

Notwithstanding anything to the contrary in the foregoing, if at any time any such reports are not filed by Heckmann, or are not accepted by the SEC for any reason, for inclusion on the SEC’s EDGAR service (or any successor thereto), Heckmann will post such reports on a website no later than the date Heckmann is required to provide those reports to the trustee and the holders of the notes and maintain such posting for so long as any notes remain outstanding. Access to such reports on such website may be subject to a confidentiality acknowledgment; provided, that no other conditions, including password protection, may be imposed on access to such reports other than a representation by the Person accessing such reports that it is the trustee, a holder of the notes, a beneficial owner of the notes, a bona fide prospective investor, a securities analyst or a market maker.

In addition, for any period in which Heckmann does not conduct an earnings conference call available to its public stockholders, Heckmann will, for so long as any notes remain outstanding, use its commercially reasonable efforts to hold and participate in quarterly conference calls with the holders of the notes, beneficial owners of the notes, bona fide prospective investors, securities analysts and market makers to discuss such financial information no later than ten business days after distribution of such financial information.

Furthermore, Heckmann agrees that, for so long as any notes remain outstanding, if at any time it is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, it will furnish to the holders of notes, beneficial owners of the notes, bona fide prospective investors, securities analysts and market makers, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest and Special Interest, if any, on the notes;

(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3)	failure by Heckmann or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales” or “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4)	failure by Heckmann or any of its Restricted Subsidiaries for 60 days after notice to Heckmann by the trustee or by the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture;

(5)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Heckmann or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Heckmann or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

(a)	is caused by a failure to pay principal of, premium on, if any, or interest, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(6)	failure by Heckmann or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating, to the extent not covered by insurance, in excess of $20.0 million, which judgments are not paid, discharged or stayed, for a period of 60 days;

(7)	except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(8)	certain events of bankruptcy or insolvency described in the Indenture with respect to Heckmann or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Heckmann, any Restricted Subsidiary of Heckmann that is a Significant Subsidiary or any group of Restricted Subsidiaries of Heckmann that, taken together, would constitute a Significant Subsidiary, all old notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then old notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then old notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium on, if any, interest and Special Interest, if any.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, interest or Special Interest, if any, when due, no holder of a note may pursue any remedy with respect to the Indenture or the notes unless:

(1)	such holder has previously given the trustee written notice that an Event of Default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the then old notes make a written request to the trustee to pursue the remedy;

(3)	such holder or holders offer and, if requested, provide to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

(4)	the trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)	during such 60-day period, holders of a majority in aggregate principal amount of the then old notes do not give the trustee a direction inconsistent with such request.

The holders of a majority in aggregate principal amount of the then old notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, interest or Special Interest, if any, on, the notes.

Heckmann is required to deliver to the trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, Heckmann is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Heckmann or any Guarantor, as such, will have any liability for any obligations of Heckmann or the Guarantors under the notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Heckmann may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the old notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of old notes to receive payments in respect of the principal of, premium on, if any, interest or Special Interest, if any, on, such notes when such payments are due from the trust referred to below;

(2)	Heckmann’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee under the Indenture, and Heckmann’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

In addition, Heckmann may, at its option and at any time, elect to have the obligations of Heckmann and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of Default described under “—Events of Default and Remedies” (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	Heckmann must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, interest and Special Interest, if any, on, the old notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Heckmann must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	in the case of Legal Defeasance, Heckmann must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Heckmann has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the old notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, Heckmann must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the old notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which Heckmann or any of the Guarantors is a party or by which Heckmann or any of the Guarantors is bound;

(6)	Heckmann must deliver to the trustee an officers’ certificate stating that the deposit was not made by Heckmann with the intent of preferring the holders of notes over the other creditors of Heckmann with the intent of defeating, hindering, delaying or defrauding any creditors of Heckmann or others; and

(7)	Heckmann must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then old notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, interest or Special Interest, if any, on, the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then old notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption of the notes (except those provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4)	waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest or Special Interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then old notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, premium on, if any, interest or Special Interest, if any, on, the notes;

(7)	waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

(9)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, Heckmann, the Guarantors and the trustee may amend or supplement the Indenture, the notes or the Note Guarantees:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of Heckmann’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Heckmann’s or such Guarantor’s assets, as applicable;

(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the Indenture of any holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6)	to conform the text of the Indenture, the notes or the Note Guarantees to any provision of this Description of Exchange Notes to the extent that such provision in this Description of Exchange Notes was intended to be a verbatim recitation of a provision of the Indenture, the notes or the Note Guarantees, which intent may be evidenced by an officers’ certificate to that effect;

(7)	to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture; or

(8)	to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:

(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Heckmann, have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or called for redemption within one year pursuant to arrangements satisfactory to the trustee, and Heckmann or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal of, premium on, if any, interest and Special Interest, if any, on, the notes to the date of maturity or redemption;

(2)	in respect of clause 1(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Heckmann or any Guarantor is a party or by which Heckmann or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)	Heckmann or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4)	Heckmann has delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, Heckmann must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of Heckmann or any Guarantor, the Indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then old notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default has occurred and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder has offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture provides that it will be governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to Heckmann Corporation, 300 Cherrington Parkway, Suite 200, Coraopolis, PA 15108, Attention: Investor Relations.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Debt shall be deemed to be incurred on the date the acquired Person becomes or merges with or into a Restricted Subsidiary.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 20% or more of the Voting Stock of a Person (or 10% if such Person has a class of Capital Stock registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is subject to the reporting requirements of Section 13(a) of the Exchange Act) will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the note; or

(2)	the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the note at April 15, 2015 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through April 15, 2015, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the note.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights by Heckmann or any of Heckmann’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Heckmann and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance of Equity Interests by any of Heckmann’s Restricted Subsidiaries or the sale by Heckmann or any of Heckmann’s Restricted Subsidiaries of Equity Interests in any of Heckmann’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2)	a transfer of assets between or among Heckmann and its Restricted Subsidiaries;

(3)	an issuance of Equity Interests by a Restricted Subsidiary of Heckmann to Heckmann or to a Restricted Subsidiary of Heckmann;

(4)	the sale, lease or other transfer of products, services or accounts receivable in the ordinary course of business, the sale, lease or other transfer of trucks and related equipment in the ordinary course of business and any sale or other disposition of used, redundant, damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of Heckmann, no longer economically practicable to maintain or useful in the conduct of the business of Heckmann and its Restricted Subsidiaries taken as whole);

(5)	licenses and sublicenses by Heckmann or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;

(6)	any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7)	the granting of Liens not prohibited by the covenant described above under the caption “—Liens;”

(8)	the sale or other disposition of cash or Cash Equivalents;

(9)	any release of intangible claims or rights in connection with the loss or settlement of a bona fide lawsuit, dispute or other controversy;

(10)	leases or subleases to third persons not interfering in any material respect with the business of Heckmann or any of its Restricted Subsidiaries; and

(11)	a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment.

“Asset Sale Offer” has the meaning assigned to that term in the Indenture governing the notes.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members or the Board of Directors appointed by the members or managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars and the lawful currency of any other country where Heckmann owns or operates property or assets;

(2)	securities issued or directly and fully guaranteed or insured by the government of the United States or any member state of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the United States or such member state of the European Union, as applicable, is pledged in support of those securities) having maturities of not more than 12 months from the date of acquisition;

(3)	certificates of deposit and time deposit accounts including eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $100.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within 12 months after the date of acquisition; and

(6)	investment or money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Heckmann and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2)	the adoption of a plan relating to the liquidation or dissolution of Heckmann;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Heckmann, measured by voting power rather than number of shares;

(4)	Heckmann consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Heckmann, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Heckmann or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Heckmann outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction); or

(5)	the first day on which a majority of the members of the Board of Directors of Heckmann are not Continuing Directors.

“Change of Control Offer” has the meaning assigned to that term in the Indenture governing the notes.

“Change of Control Payment” has the meaning assigned to that term in the Indenture governing the notes.

“Change of Control Payment Date” has the meaning assigned to that term in the Indenture governing the notes.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)	an amount equal to any extraordinary or non-recurring charges, expenses or losses, including in connection with an Asset Sale, plus any net loss realized by such Person or any of its Restricted

Subsidiaries in connection with an Asset Sale, to the extent such charges, expenses or losses were deducted in computing such Consolidated Net Income; plus

(2)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)	the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)	the Transaction Costs for such period, to the extent that such Transaction Costs were deducted in computing such Consolidated Net Income; plus

(5)	any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness), and losses in connection with any Hedging Obligation to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(6)	depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, including (a) charges, provisions or adjustments for stock-based awards, and non-cash compensation expense including non-cash charges arising from stock options, restricted stock or other equity incentive programs, and (b) any impairment charges or asset write-offs or write-downs related to intangible assets (including goodwill), lease terminations, and long-lived assets pursuant to GAAP, to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(7)	legal costs related to shareholder and securities litigation arising from the acquisition of China Water & Drinks Inc., in an aggregate amount not to exceed $2.0 million in any fiscal year; plus

(8)	non-recurring charges and expenses which have been reimbursed in cash by a third party, to the extent such charges and expenses were deducted in computing such Consolidated Net Income; plus

(9)	adjustments of the type included in the presentation of Adjusted EBITDA in the offering circular in respect of the old notes dated April 4, 2012; plus

(10)	costs (including legal costs) associated with moving any Subsidiary to discontinued operations or the disposition thereof, to the extent such charges and expenses were deducted in computing such Consolidated Net Income; minus

(11)	any foreign currency translation gains (including gains related to currency remeasurements of Indebtedness) and gains in connection with any Hedging Obligation of such Person and its Restricted Subsidiaries for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income; minus

(12)	non-cash items increasing such Consolidated Net Income for such period (including reversal of earn-out liabilities that, when incurred or modified, reduced Consolidated Net Income), other than the accrual of revenue in the ordinary course of business; minus

(13)	an amount equal to any extraordinary or non-recurring gains, including in connection with an Asset Sale, to the extent such gains were included in computing such Consolidated Net Income; minus

(14)	non-cash gains associated with any write-up of goodwill pursuant to ASC 350,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis

(excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)	all extraordinary gains or losses and all gains or losses) realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

(2)	the net income or loss of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be excluded, and the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person from any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included;

(3)	for purposes of the “Restricted Payments” covenant only, the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(4)	the cumulative effect of a change in accounting principles will be excluded;

(5)	non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133 will be excluded; and

(6)	goodwill and asset impairment charges pursuant to SFAS 142 and 144 will be excluded.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (i) total consolidated secured Indebtedness of Heckmann and its Restricted Subsidiaries as of such date (excluding Indebtedness incurred pursuant to clause (4) of the definition of Permitted Debt), after giving effect to all Incurrences and repayments of Indebtedness on or about such date, to (ii) Consolidated EBITDA of Heckmann for the most recent four consecutive fiscal quarters for which financial statements are available ending prior to such date, with such pro forma and other adjustments as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Heckmann who:

(1)	was a member of such Board of Directors on the date of the Indenture; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Agreement” means that certain Credit Agreement, dated the date of the Indenture, by and among Heckmann, the Guarantors and Wells Fargo Bank, N.A., as administrative agent and a lender, and the other lenders from time to time party thereto, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Heckmann to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Heckmann may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that Heckmann and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of Heckmann that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Heckmann.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public sale either (1) of Equity Interests of Heckmann by Heckmann (other than Disqualified Stock and other than to a Subsidiary of Heckmann) or (2) of Equity Interests of a direct or indirect parent entity of Heckmann (other than to Heckmann or a Subsidiary of Heckmann) to the extent that the net proceeds therefrom are contributed to the common equity capital of Heckmann.

“Existing Indebtedness” means all Indebtedness of Heckmann and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture, including earn-out liabilities constituting Indebtedness, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Heckmann (unless otherwise provided in the Indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act or in respect of Pro Forma Cost Savings) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act or in respect of Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period;

(2)	the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)	any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)	any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates, but excluding amortization and write-offs of debt issuance costs; plus

(2)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest paid or accrued during the period on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)	all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Heckmann (other than Disqualified Stock) or to Heckmann or a Restricted Subsidiary of Heckmann.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means any Subsidiary of Heckmann that executes a Note Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $100,000 and whose total revenues for the most recent 12-month period do not exceed $100,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of Heckmann or any other Restricted Subsidiary.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified

Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Heckmann or any Restricted Subsidiary of Heckmann sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Heckmann such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Heckmann, Heckmann will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Heckmann’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Heckmann or any Restricted Subsidiary of Heckmann of a Person that holds an Investment in a third Person will be deemed to be an Investment by Heckmann or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by Heckmann or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment, earn-out or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither Heckmann nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Heckmann or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Note Guarantee” means the Guarantee by each Guarantor of Heckmann’s obligations under the Indenture and the notes, executed pursuant to the provisions of the Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means any business that is the same or similar, reasonably related, complementary or incidental to a water and environmental solutions industry or business.

“Permitted Investments” means:

(1)	any Investment in Heckmann or in a Restricted Subsidiary of Heckmann;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by Heckmann or any Restricted Subsidiary of Heckmann in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of Heckmann, including as a result of the TFI Acquisition; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Heckmann or a Restricted Subsidiary of Heckmann;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(5)	any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Heckmann;

(6)	any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Heckmann or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7)	Investments represented by Hedging Obligations;

(8)	loans or advances to employees made in the ordinary course of business of Heckmann or any Restricted Subsidiary of Heckmann in an aggregate principal amount not to exceed $2.5 million at any one time outstanding;

(9)	repurchases of the notes;

(10)	any guarantee of Indebtedness permitted to be incurred by the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” other than a guarantee of Indebtedness of an Affiliate of Heckmann that is not a Restricted Subsidiary of Heckmann;

(11)	any Investment existing on, or made pursuant to binding commitments existing on, the date of the Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the Indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the Indenture or (b) as otherwise permitted under the Indenture;

(12)

Investments acquired after the date of the Indenture as a result of the acquisition by Heckmann or any Restricted Subsidiary of Heckmann of another Person, including by way of a merger, amalgamation or consolidation with or into Heckmann or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” after the date of the Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; and

(13)	other Investments in any Person (other than an Affiliate of Heckmann that is not a Subsidiary of Heckmann) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding not to exceed greater of (x) $25.0 million and (y) 3% of Total Assets.

“Permitted Liens” means:

(1)	Liens on assets of Heckmann or any of its Restricted Subsidiaries securing Indebtedness and other Obligations that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) or clause (14)(a) of the definition of Permitted Debt and/or securing Hedging Obligations related thereto and/or securing Obligations with regard to Treasury Management Arrangements;

(2)	Liens in favor of Heckmann or the Guarantors;

(3)	Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of Heckmann or is merged with or into or consolidated with Heckmann or any Restricted Subsidiary of Heckmann; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of Heckmann or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of Heckmann or is merged with or into or consolidated with Heckmann or any Restricted Subsidiary of Heckmann;

(4)	Liens on property (including Capital Stock) existing at the time of acquisition of the property by Heckmann or any Subsidiary of Heckmann; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(5)	Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(6)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

(7)	Liens existing on the date of the Indenture;

(8)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)	Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(10)	survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11)	Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(12)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the Indenture; provided, however, that:

(a)	the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)	the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13)	Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(14)	filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(15)	bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(16)	Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(17)	Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(18)	grants of software and other technology licenses in the ordinary course of business;

(19)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(20)	Liens securing Hedging Obligations made in the ordinary course of business and not for speculation; provided that such Hedging Obligations are permitted under the Indenture;

(21)	Liens to secure letters of credit issued pursuant to clause (14)(a) of the definition of Permitted Debt; provided if and to the extent such letters of credit are drawn upon, such drawing is reimbursed no later than the tenth business day following a demand for reimbursement following payment on the letter of credit; and

(22)	Liens incurred in the ordinary course of business of Heckmann or any Restricted Subsidiary of Heckmann with respect to obligations that do not exceed $15.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of Heckmann or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Heckmann or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the notes;

(3)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)	such Indebtedness is incurred either by Heckmann or by the Restricted Subsidiary of Heckmann that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pro Forma Cost Savings” means, with respect to any four-quarter period, the reduction in net costs and expenses that:

(1)	were directly attributable to an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Calculation Date and that would properly be reflected in a pro forma income statement prepared in accordance with Regulation S-X under the Securities Act;

(2)	were actually implemented prior to the Calculation Date in connection with or as a result of an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action and that are supportable and quantifiable by the underlying accounting records; or

(3)	relate to an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action and that the Board of Directors of Heckmann reasonably determines are probable based upon specifically identifiable actions to be taken within 12 months of the date of the closing of the acquisition, Investment, disposition, merger, consolidation or discontinued operation or specified action;

provided that the aggregate amount of cost savings added pursuant to clauses (2) and (3) of this definition shall not exceed $10.0 million in any four-quarter period.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary, and, when used in respect of Heckmann, shall mean a Restricted Subsidiary of Heckmann whether or not so stated.

“S&P” means Standard & Poor’s Ratings Group.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

“Special Interest” has the meaning assigned to that term pursuant to the registration rights agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“TFI Acquisition” means the acquisition of all of the outstanding Capital Stock of TFI Holdings, Inc. by Heckmann.

“Total Assets” means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries as shown on (or determined from) the most recent internal balance sheet of such Person.

“Transaction Costs” means any legal, accounting, advisory and other costs, fees and expenses incurred by Heckmann or a Restricted Subsidiary in connection with (a) the TFI Acquisition, (b) any other acquisitions or attempted acquisitions, (c) any Credit Facility, including any related amendments, waivers or consents thereto, or (d) the notes, including any related amendments, waivers or consents, including, in each case, relocation expenses, integration expense and compensation charges (including stay bonuses and severance expenses) incurred in respect thereof.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 15, 2015; provided, however, that if the period from the redemption date to April 15, 2015, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means China Water & Drinks, Inc. and any other Subsidiary of Heckmann that is designated by the Board of Directors of Heckmann as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, and any Subsidiary of an Unrestricted Subsidiary, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with Heckmann or any Restricted Subsidiary of Heckmann unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Heckmann or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Heckmann;

(3)	is a Person with respect to which neither Heckmann nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Heckmann or any of its Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material United States federal income tax considerations relating to the exchange of old notes for exchange notes in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of old notes that hold the old notes as “capital assets” (in general, assets held for investment). Special situations, such as the following, are not addressed:

•

tax consequences to holders that may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or foreign currencies, brokers, certain financial institutions or “financial services entities,” insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, retirement plans, real estate investment trusts, controlled foreign corporations and shareholders of such corporations, passive foreign investment companies and shareholders of such companies, former citizens or long-term residents of the United States, certain U.S. expatriates or corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

•	tax consequences to holders whose “functional currency” is not the U.S. Dollar;

•	tax consequences to persons who hold notes through a partnership or similar pass-through entity;

•	alternative minimum tax, gift tax or estate tax consequences, if any; or

•	any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

Consequences of Tendering Notes

The exchange of an old note for an exchange note pursuant to the exchange offer will not constitute a “significant modification” of the old note for United States federal income tax purposes and, accordingly, the exchange note received will be treated as a continuation of the old note in the hands of such holder. As a result, there will be no United States federal income tax consequences to a holder who exchanges an old note for an exchange note pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the exchange note as it had in the old note immediately before the exchange. A holder who does not exchange its old notes for exchange notes pursuant to the exchange offer will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offer.

The preceding discussion is for general information only and is not tax advice. Accordingly, each investor is urged to consult its own tax advisor as to the particular tax consequences to it of exchanging old notes for exchange notes, including the applicability and effect of any United States federal, state, local or foreign tax laws, and of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the completion of this exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                 ,         , all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of the old notes directly from us:

•

may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

For a period of 180 days after the completion of this exchange offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Available Information

Information that we furnish to or file with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to or exhibits included in these reports, are available free of charge on our website at www.heckmanncorp.com soon after such reports are furnished to or filed with the SEC. Our reports, including any exhibits included in such reports, that are filed with or furnished to the SEC are also available on the SEC’s website at www.sec.gov. You may also read and copy any materials filed or furnished by the Company with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549; information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. You may request copies of these documents from the SEC, upon payment of a duplicating fee, by writing to the SEC at its principal office at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Neither the contents of our website nor that maintained by the SEC are incorporated into or otherwise a part of this filing. Further, the Company’s references to the URLs for these websites are intended to be inactive textual references only.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012;

•

our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on March 13, 2012, March 22, 2012, March 26, 2012, March 30, 2012, April 4, 2012, April 10, 2012, April 13, 2012 (other than Item 7.01 thereof and the related exhibit), May 11, 2012, and June 20, 2012; and

•

our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 27, 2012, in connection with our 2012 Annual Meeting of Stockholders, but only to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2011.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement will be deemed to be incorporated by reference into this prospectus. We also incorporate by reference into this prospectus are all documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or expiration of the exchange offer made hereby. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. Unless expressly incorporated into this prospectus, information furnished under Items 2.02 and 7.01 on a Current Report on Form 8-K, and the exhibits furnished pursuant thereto, shall not be incorporated by reference into this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

These documents may be obtained as explained above under “—Available Information,” or you may request a free copy of any or all of these documents, including exhibits that are specifically incorporated by reference into these documents, by writing to or calling us at the following address or telephone number or via the Internet at:

Heckmann Corporation

300 Cherrington Parkway, Suite 200

Coraopolis, Pennsylvania 15108

Attn: Investor Relations

Telephone no.: (412) 329-7275

Website: www.heckmanncorp.com

You should rely only on the information in our prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

LEGAL MATTERS

Certain legal matters in connection with this exchange offer will be passed upon by Reed Smith LLP, New York, New York. Certain matters of Texas law will be passed upon for us by Thompson & Knight LLP, Dallas, Texas. Certain matters of Ohio law will be passed upon for us by Bricker & Eckler LLP, Columbus, Ohio.

EXPERTS

The consolidated financial statements of Heckmann Corporation and subsidiaries as of December 31, 2011, and for the year then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Heckmann Corporation as of December 31, 2010, and for each of the years in the two-year period ended December 31, 2010, incorporated by reference in this prospectus, have been audited by GHP Horwath, P.C., independent registered public accounting firm, as stated in their report dated March 14, 2011 (December 7, 2011, as to the effects of the discontinued operations presentation for 2010 and 2009), incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of TFI Holdings, Inc. and subsidiaries as of and for the years ended December 31, 2011, 2010 and 2009, have been incorporated by reference herein in reliance upon the reports of McGladrey LLP, formerly McGladrey & Pullen, LLP, independent auditor, dated March 5, 2012 and April 13, 2010, incorporated by reference herein, and upon on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

                  , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Heckmann Corporation’s (“Heckmann”) amended and restated certificate of incorporation, as amended, and amended and restated bylaws provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by Delaware law. Heckmann’s amended and restated certificate of incorporation requires indemnification of any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent if the board of directors (or other committee or entity empowered to make such a determination) formally determines that he acted in good faith and in a manner reasonably deemed consistent with, or not opposed to, its best interests. With respect to any criminal action or proceeding, the board of directors (or other committee or entity empowered to make such a determination) must formally determine that he had no reasonable cause to believe his conduct was unlawful. In the case of any action, suit or proceeding by or in the right of Heckmann, no indemnification shall be made if such person is determined to be liable to Heckmann, unless and only to the extent that the court in which such proceeding was brought determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that a director, officer, employee or agent has prevailed in defense of any such action, suit or proceeding, he shall be indemnified against expenses (including attorneys’ fees and witness expenses) actually and reasonably incurred by him. The indemnification provided by Heckmann’s amended and restated certificate of incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of uninvolved stockholders, directors or otherwise.

Heckmann has purchased and maintains insurance covering its directors, officers, employees and agents against any liability asserted against any of them and incurred by any of them, whether or not Heckmann would have the power to indemnify them against such liability under the provisions of Heckmann’s certificate of incorporation and applicable Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Heckmann’s directors, officers or controlling persons pursuant to the provisions described above, or otherwise, Heckmann has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 21.	Exhibits and Financial Statement Schedules

See the “Exhibit Index” following the signature pages hereto.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(iv)	any other communication that is an offer in the offering made by such registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for

II-2

indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

On behalf of the Registrant

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Coraopolis, state of Pennsylvania, on the 28th day of June, 2012.

HECKMANN CORPORATION

By:	/S/ DAMIAN C. GEORGINO
Name:	Damian C. Georgino
Title:	Executive Vice President, Corporate Development and Chief Legal Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Heckmann Corporation, a Delaware corporation, do hereby constitute and appoint Richard J. Heckmann, W. Christopher Chisholm and Damian C. Georgino, and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: June 28, 2012	By:	/S/ RICHARD J. HECKMANN
	Name:	Richard J. Heckmann
	Title:	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: June 28, 2012	By:	/S/ W. CHRISTOPHER CHISHOLM
	Name:	W. Christopher Chisholm
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: June 28, 2012	By:	/S/ LOU L. HOLTZ
	Name:	Lou L. Holtz
	Title:	Director

Date: June 28, 2012	By:	/S/ ALFRED E. OSBORNE, JR.
	Name:	Dr. Alfred E. Osborne, Jr.
	Title:	Director

Date: June 28, 2012	By:	/S/ J. DANFORTH QUAYLE
	Name:	J. Danforth Quayle
	Title:	Director

Date: June 28, 2012	By:	/S/ ANDREW D. SEIDEL
	Name:	Andrew D. Seidel
	Title:	Director

Date: June 28, 2012	By:	/S/ EDWARD A. BARKETT
	Name:	Edward A. Barkett
	Title:	Director

Date: June 28, 2012	By:	/S/ KEVIN L. SPENCE
	Name:	Kevin L. Spence
	Title:	Director

Date: June 28, 2012	By:	/S/ ROBERT B. SIMONDS, JR.
	Name:	Robert B. Simonds, Jr.
	Title:	Director

SIGNATURES

On behalf of the Co-Registrants

Pursuant to the requirements of the Securities Act of 1933, as amended, each undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Coraopolis, state of Pennsylvania, on the 28th day of June, 2012.

HECKMANN WATER RESOURCES CORPORATION HECKMANN WATER RESOURCES (CVR), INC. 1960 WELL SERVICES, LLC HEK WATER SOLUTIONS, LLC HECKMANN ENVIRONMENTAL SERVICES, INC. TFI HOLDINGS, INC. THERMO FLUIDS, INC.

By:	/S/ DAMIAN C. GEORGINO
Name:	Damian C. Georgino
Title:	Vice President, Secretary and Assistant Treasurer of each of the foregoing registrants

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of each of Heckmann Water Resources Corporation, a Texas corporation, Heckmann Water Resources (CVR), Inc., a Texas corporation, 1960 Well Services, LLC, an Ohio limited liability company, HEK Water Solutions, LLC, a Delaware limited liability company, Heckmann Environmental Services, Inc., a Delaware corporation, TFI Holdings, Inc., a Delaware corporation, and Thermo Fluids, Inc., a Delaware corporation, do hereby constitute and appoint Richard J. Heckmann, W. Christopher Chisholm and Damian C. Georgino, and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: June 28, 2012	By:	/S/ CHARLES R. GORDON
	Name:	Charles R. Gordon
	Title:	Chief Operating Officer and Director of each of the foregoing registrants (Principal Executive Officer)

Date: June 28, 2012	By:	/S/ W. CHRISTOPHER CHISHOLM
	Name:	W. Christopher Chisholm
	Title:	Vice President and Director of each of the foregoing registrants (Principal Financial Officer and Principal Accounting Officer)

Date: June 28, 2012	By:	/S/ DAMIAN C. GEORGINO
	Name:	Damian C. Georgino
	Title:	Director of each of the foregoing registrants

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Heckmann Corporation (incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to Heckmann Corporation’s Registration Statement on Form S-1 filed September 4, 2007).

3.1A	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Heckmann Corporation (incorporated herein by reference to Exhibit 3.1 to Heckmann Corporation’s Current Report on Form 8-K filed November 5, 2008).

3.1B	Second Certificate of Amendment of Amended and Restated Certificate of Incorporation of Heckmann Corporation (incorporated herein by reference to Exhibit 3.1B to Heckmann Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010, filed March 14, 2011).

3.2	Amended and Restated Bylaws of Heckmann Corporation (incorporated herein by reference to Amendment No. 4 to Heckmann Corporation’s Registration Statement on Form S-1 filed October 26, 2007).

3.3	Certificate of Formation of Heckmann Water Resources Corporation.

3.4	Bylaws of Heckmann Water Resources Corporation.

3.5	Certificate of Conversion and Certificate of Formation of Heckmann Water Resources (CVR), Inc., as amended.

3.6	Amended and Restated Bylaws of Heckmann Water Resources (CVR), Inc.

3.7	Articles of Organization of 1960 Well Services, LLC.

3.8	Amended and Restated Operating Agreement of 1960 Well Services, LLC.

3.9	Certificate of Formation of HEK Water Solutions, LLC.

3.10	Limited Liability Company Agreement of HEK Water Solutions, LLC.

3.11	Certificate of Incorporation of Heckmann Environmental Services, Inc., as amended.

3.12	Bylaws of Heckmann Environmental Services, Inc.

3.13	Amended and Restated Certificate of Incorporation of TFI Holdings, Inc.

3.14	Amended and Restated Bylaws of TFI Holdings, Inc.

3.15	Certificate of Incorporation of Thermo Fluids Inc.

3.16	Bylaws of Thermo Fluids Inc.

4.1	Indenture, dated as of April 10, 2012, by and among Heckmann Corporation, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to Heckmann Corporation’s current report on Form 8-K filed with the SEC on April 12, 2012).

4.2	First Supplemental Indenture dated as of April 10, 2012, by and among Heckmann Corporation, the Guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.2 to Heckmann Corporation’s current report on Form 8-K filed with the SEC on April 12, 2012).

4.3	Form of 9.875% Notes due 2018 (included in Exhibit 4.1).

4.4	Registration Rights Agreement dated as of April 10, 2012, by and among Heckmann Corporation, the Guarantors named therein, Jefferies & Company, Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as Representatives of the various Initial Purchasers named therein, dated as of April 10, 2012, including Joinder Agreement dated as of April 10, 2012 (incorporated herein by reference to Exhibit 4.3 to Heckmann Corporation’s current report on Form 8-K filed with the SEC on April 12, 2012).

Exhibit No.	Description

5.1	Opinion of Reed Smith LLP.

5.2	Opinion of Thompson & Knight LLP.

5.3	Opinion of Bricker & Eckler LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of GHP Horwath, P.C.

23.3	Consent of McGladrey LLP.

23.4	Consent of Reed Smith LLP (included in Exhibit 5.1).

23.5	Consent of Thompson & Knight LLP (included in Exhibit 5.2).

23.6	Consent of Bricker & Eckler LLP (included in Exhibit 5.3).

24.1	Powers of Attorney (included as part of the signature pages).

25.1	Statement of Eligibility of Trustee on Form T-1.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of Letter to Clients.

99.4	Form of Letter to Broker, Dealers, Commercial Banks, Trust Companies and Other Nominees.